UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12
Planet Fitness, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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YOU BELONG

OUR VISION

BUILD THE LARGEST, MOST INSPIRING FITNESS COMMUNITY WHERE ALL MEMBERS ARE PROUD TO BELONG.

planet fitness®

PLANET FITNESS, INC.
4 Liberty Lane West
Hampton, NH 03842
Dear Stockholders:
You are cordially invited to attend the Planet Fitness, Inc. Annual Meeting of Stockholders (the “Annual Meeting”) on Tuesday, May 5, 2026 at 1:00 p.m. Eastern Time. This year’s Annual Meeting will be held in a virtual format only. Stockholders will be able to attend and vote online (for those who intend to vote at the Annual Meeting) at www.virtualshareholdermeeting.com/PLNT2026 by entering the 16-digit control number provided on their proxy card. This website will contain instructions on how to participate in the Annual Meeting in advance of the meeting. The Company has designed the format of the Annual Meeting to ensure that stockholders are afforded the same rights and opportunities to participate as they would have at an in-person meeting, using online tools to ensure stockholder access and participation.
On March 25, 2026 we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for the Annual Meeting and our 2025 Annual Report on Form 10-K. The Notice also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail. The matters to be acted upon at the meeting are described in the attached Notice of Annual Meeting and Proxy Statement.
The proxy statement accompanying this letter describes the business we will consider at the meeting. Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares promptly by mail, telephone or Internet as instructed on the enclosed proxy card or voting instruction card. Proxies forwarded by or for brokers or fiduciaries should be returned as requested by them.
We hope that you will be able to join us virtually on May 5th.
Sincerely,

Stephen Spinelli, Jr.	Colleen Keating
Chair of the Board	Chief Executive Officer
IF YOU PLAN TO ATTEND THE MEETING
The Notice includes your control number, which will serve as an admission ticket for one stockholder to attend the Annual Meeting. On March 25, 2026, we also first mailed this proxy statement and the enclosed proxy card to certain stockholders. If you received a paper copy of the proxy materials in the mail, the proxy card includes the control number for one stockholder to attend the Annual Meeting. Stockholders holding stock via brokerage accounts (“street name” holders) will need to obtain the control number reflecting their stock ownership as of the record date, March 9, 2026.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Tuesday, May 5, 2026	Virtual Meeting only	1:00 p.m. Eastern Time

Dear Stockholder:
The 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Planet Fitness, Inc. (the “Company”) will be held on Tuesday, May 5, 2026. The Annual Meeting will be held in a virtual format only. The Annual Meeting may be accessed by entering the 16-digit control number provided on your proxy card at www.virtualshareholdermeeting.com/PLNT2026. Login will be available starting at 12:45 p.m. and the meeting will begin promptly at 1:00 p.m. Eastern Time, for the following purposes:

1	Election of the four director nominees named in the Proxy Statement to serve until the 2029 annual meeting of stockholders;
2	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2026;
3	Approval, on an advisory basis, of the compensation of the Company’s named executive officers; and
4	Transacting such other business as may properly come before the meeting or any adjournment thereof.
These proposals are more fully described in the Proxy Statement accompanying this Notice.

March 9, 2026 has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. Only stockholders of record at the close of business as of the record date will be entitled to notice of, and to vote at, the Annual Meeting. If you would like an opportunity to view the stockholder list, it will be available 10 days in advance of the meeting. Please contact the Corporate Secretary to make accommodations to view the list. Your vote is important. Whether or not you expect to attend the Annual Meeting, we encourage you to vote by Internet, by telephone or by completing, signing and dating your printable proxy card and returning it as soon as possible. If you are voting by Internet or by telephone, please follow the instructions on your proxy card.
You may attend the Annual Meeting and vote your shares during the meeting, even if you previously voted by Internet, telephone or if you returned your proxy card. Your proxy (including a proxy granted by the Internet or by telephone) may be revoked by sending in another signed proxy card with a later date, sending a letter revoking your proxy to the Company’s Corporate Secretary in Hampton, New Hampshire, voting again by Internet or telephone, or attending the Annual Meeting and voting during the meeting. If you are a registered stockholder (meaning you hold your shares directly in your name), you must present a valid control number to attend the Annual Meeting. If you are a beneficial stockholder (meaning your shares are held in the name of a broker, bank or other holder of record), you will also need to present a control number showing proof of ownership to attend the Annual Meeting.
If you need assistance voting your shares, please call Investor Relations at (603) 750-4674 or send an email to investor@planetfitness.com.
We hope that you will be able to join us virtually. Thank you for your ongoing support of and interest in Planet Fitness, Inc.
By Order of the Board of Directors,
Sarah Powell
General Counsel and Corporate Secretary
March 25, 2026

Important notice regarding the Internet availability of proxy materials for the stockholders meeting to be held on May 5, 2026. Stockholders may access, view and download the 2026 Proxy Statement and the 2025 Annual Report at www.proxyvote.com/PLNT.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS:
Various statements made in this proxy statement are forward-looking, and are inherently subject to a number of risks, uncertainties, and potentially inaccurate assumptions. All statements that address activities, events, or developments that we intend, expect, or believe may occur in the future are forward-looking statements. These statements are typically accompanied by the words, “aim,” “anticipate,” “approximately,” “aspire,” “believe,” “contemplate,” “continue,” “ongoing,” “could,” “should,” “envision,” “estimate,” “expect,” “forecast,” “future,” “strategy,” “goal,” “hope,” “intend,” “may,” “outlook,” “predict,” “plan,” “project,” “potential,” “seek,” “strive,” “target,” “will,” “would,” or similar words, although not all forward-looking statements contain these identifying words. These forward-looking statements address various matters, including our expectations regarding the implementation of changes to our programs, the outcomes of our strategic and development initiatives, the achievement of our objectives and our estimations of future financial results and drivers. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. A variety of factors could cause our future results to differ materially from the anticipated events or results expressed in such forward-looking statements, including the high level of competition in the health and fitness industry; our ability to anticipate and satisfy consumer preferences and shifting views of health and fitness; our ability to obtain and retain high-profile strategic partnership arrangements; our and our franchisees’ ability to attract and retain members; any infringement, misappropriation or challenge of our intellectual property rights; failures, interruptions or security breaches of our information systems or technology, including any failure to properly maintain the confidentiality and integrity of our data or the occurrence of cyber incidents; our ability to successfully implement our growth strategy; our ability to retain key employees; economic, political and other risks; the impact on our financial results of the operating and financial results of, and our relationships with and actions taken by, our franchisees; the attractiveness of our franchise model; franchisee turnover and potential franchisee bankruptcies; real estate leases; our dependence on a limited number of suppliers for equipment and certain products and services; our future financial performance and our ability to pay principal and interest on our indebtedness; market instability and any related impact on our marketable debt securities portfolio; our corporate structure and tax receivable agreements; compliance with laws and regulations and any changes in such laws and regulations; and outcomes of litigation, legal proceedings and other legal, regulatory, environmental, social or governance matters. Readers should also review Item 1A, Risk Factors, of our Annual Report on Form 10-K filed on February 25, 2026 for a description of important factors that could cause our future results to differ materially from those contemplated by the forward-looking statements made in this proxy statement, as well as other information we file with the U.S. Securities and Exchange Commission (“SEC”). We caution investors, potential investors, and others not to place considerable reliance on the forward-looking statements contained in this proxy statement. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this proxy statement speak only as of the date of this proxy statement, and we do not undertake any obligation to publicly update or revise our forward-looking statements, even if experience or future changes make it clear that any projected results expressed or implied in such statements will not be realized.
Information appearing on http://investor.planetfitness.com is not a part of and is not incorporated by reference in this proxy statement.

PROXY SUMMARY
This summary highlights information about Planet Fitness, Inc. (“we,” “us,” “our,” “Planet Fitness” and the “Company”) and certain information contained elsewhere in this proxy statement (the “Proxy Statement”) for the Company’s annual meeting of stockholders to be held in a virtual format at www.virtualshareholdermeeting.com/PLNT2026 at 1:00 p.m. Eastern Time on May 5, 2026, and at any adjournments or postponements thereof (the “Annual Meeting”). This summary does not contain all of the information that you should consider in voting your shares, and you should read the entire Proxy Statement carefully before voting.
The Proxy Statement provides information for the Company’s stockholders, as part of the solicitation of proxies by the Company and its board of directors (the “Board”) from holders of the outstanding shares of the Company’s common stock, par value $0.0001 per share, for use at the Annual Meeting.
The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials, including this Proxy Statement and our 2025 Annual Report on Form 10-K, is being mailed to stockholders on March 25, 2026. The Notice also provides instructions on how to vote over the Internet, by phone or by mail. If you receive a Notice by mail, you will not receive printed and mailed proxy materials unless you specifically request them.
Proxy Voting Roadmap
Meeting Information

Tuesday, May 5, 2026	Virtual Meeting only	1:00 p.m. Eastern Time

Voting Recommendations

Proposal		Board Recommendation	Page

1	Election of the four director nominees named in this Proxy Statement to serve until the 2029 annual meeting of stockholders	FOR all the nominees	5
2	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2026	FOR	26
3	Approval, on an advisory basis, of the compensation of our named executive officers	FOR	55

Planet Fitness Proxy Statement 2026	1

PROXY SUMMARY
Ways to Vote

over the Internet at www.proxyvote.com/PLNT	by using a toll-free telephone number noted on your proxy card	by executing and returning a proxy card and mailing it in the postage-paid envelope provided. Please allow sufficient time for delivery of your proxy card if you decide to vote by mail.

Board of Directors

Name	Age	Director Since	Audit Committee	Compensation and Human Capital Committee	Nominating and Corporate Governance Committee

Class II (nominees)

Stephen Spinelli, Jr.	71	2012		✓	✓
Colleen Keating	57	2024
Enshalla Anderson	56	2020
Steve Beard	55	2026

Class III

Bernard Acoca	56	2021	✓		✓
Frances Rathke	65	2016
Harmit Singh	62	2026

Class I

Craig Benson	71	2017
Cammie Dunaway	63	2017		✓
Christopher Tanco	64	2021	✓	✓

Committee Chair	✓	Member

2	Planet Fitness Proxy Statement 2026

PROXY SUMMARY
Corporate Governance Highlights

Accountability. Each share of our common stock outstanding on the record date is entitled to one vote per matter presented to stockholders	Annual Named Executive Officer Performance Evaluation by the Compensation and Human Capital Committee of the Board	Limitation on Management Directors. Our CEO is the only member of management who currently serves as a director	Annual Board and Committee Self-Evaluations. Annual comprehensive evaluations also informed by management feedback

Clawback, Anti-Hedging, Anti-Short Sale and Anti-Pledging Policies for Directors, Executive Officers and other Employees	Regular Board and Committee Executive Sessions of Non-Management Directors	Risk Oversight by the Board and Committees	Audit Committee Approval Required for Related Party Transactions
Financial Performance Highlights

SYSTEM-WIDE SAME CLUB SALES INCREASED	NET INCOME FOR 2025	TOTAL REVENUE INCREASED FROM THE PRIOR YEAR BY 12.1% TO

6.7%	$220.3 MILLION	$1.3 BILLION

Planet Fitness Proxy Statement 2026	3

PROXY SUMMARY
Compensation Highlights and Best Practices
Our executive compensation philosophy is complemented by the following governance best practices:

WHAT WE DO

We have an independent Compensation and Human Capital Committee.

We have an independent executive compensation consultant that provides analysis and advice to the Compensation and Human Capital Committee.

Our Compensation and Human Capital Committee conducts an annual review of executive compensation and performance.

We have a pay for performance philosophy that links a significant portion of executive compensation, both short and long-term, to the achievement of Company strategic goals and performance metrics.

We provide a substantial portion of executive compensation in the form of long-term incentives subject to multi-year performance objectives and vesting periods to hold our executive team accountable to the Company’s long-term objectives and health of the organization.

We maintain meaningful stock ownership guidelines to ensure our executive officers and directors operate with a stockholder mindset.

We maintain robust clawback policies to protect the Company in the event of a financial restatement and to align our policies with the rules and regulations of the SEC and NYSE.

WHAT WE DON’T DO

X	We do not permit hedging, short sales or pledging by our executives officers, directors or other employees.

X	We do not allow executive officers to participate in the determination of their own compensation.

X	We do not provide excessive perquisites to executive officers.

X	We do not provide automatic single trigger vesting of equity awards or severance on a change in control.

X	Our existing agreements do not provide for excise tax gross-ups on severance or change in control payments or benefits.

X	Our 2025 Omnibus Incentive Plan does not permit repricing of stock options without stockholder approval.

X	We do not offer a supplemental executive retirement plan or a defined benefit pension plan for our executive officers.

4	Planet Fitness Proxy Statement 2026

PROPOSAL 1: ELECTION OF DIRECTORS
Our business operates under the direction of our Board, which currently consists of ten directors. In accordance with our Charter, our Board consists of three classes of approximately equal size: Classes I, II, and III, with terms expiring in 2028, 2026, and 2027, respectively.
The following table sets forth the name, age, and position, as of March 9, 2026, of the individuals who currently serve as directors on our Board.

Name	Age	Position

Stephen Spinelli, Jr.	71	Chair of the Board
Colleen Keating	57	Director and Chief Executive Officer
Bernard Acoca	56	Director
Enshalla Anderson	56	Director
Steve Beard(1)	55	Director
Craig Benson	71	Director
Cammie Dunaway	63	Director
Frances Rathke	65	Director
Harmit Singh(2)	62	Director
Christopher Tanco	64	Director
(1)Mr. Beard joined our Board effective February 9, 2026.
(2)Mr. Singh joined our Board effective March 16, 2026.

2026

DIRECTOR NOMINEES

•Stephen Spinelli, Jr. •Colleen Keating •Enshalla Anderson •Steve Beard
Stephen Spinelli, Jr., Colleen Keating, Enshalla Anderson and Steve Beard are the Class II directors whose terms expire at the Annual Meeting. Our Board has nominated, and stockholders are being asked to reelect, Dr. Spinelli, Ms. Keating, Ms. Anderson and Mr. Beard for three-year terms expiring at our 2029 annual meeting of stockholders. If elected, the nominees will each hold office until the conclusion of our 2029 annual meeting of stockholders and a successor is duly elected and qualified or until their earlier death, resignation, or removal.
Each of the four nominees currently serves as a director of the Company. Dr. Spinelli and Ms. Anderson were previously elected by stockholders at the 2023 annual meeting of stockholders. The Board appointed Ms. Keating as a director in 2024 in conjunction with her appointment as Chief Executive Officer, and the Board appointed Mr. Beard as a director in February 2026, each upon the recommendation of the nominating and corporate governance committee. The Board is not aware of any nominee who will be unable or unwilling to serve as a director if elected at the Annual Meeting. In the event that one or more nominees is unexpectedly not available to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors to be elected at the Annual Meeting. Information relating to each nominee for election as director and for each continuing director, including his or her period of service as a director of the Company, principal occupation and other biographical material, is shown later in this Proxy Statement.

The Board recommends a vote FOR the election of each of the nominees as director.

Planet Fitness Proxy Statement 2026	5

PROPOSAL 1: ELECTION OF DIRECTORS
Board of Directors
Director Nominees
Class II—Directors with Terms Expiring in 2026

STEPHEN SPINELLI, JR.
Independent Director
Stephen Spinelli, Jr. has served on our Board since January 2012 and as Chair of our Board since May 2017. Among other skills and qualifications, Dr. Spinelli brings to our Board more than 40 years of education and experience in franchising, both as franchisor and franchisee, international business development, finance, executive leadership, entrepreneurship, and launching and growing consumer services businesses. In addition, he has extensive experience in teaching, writing and presenting in the areas of executive level leadership, business and entrepreneurship, including consulting for or leading executive education programs for corporations such as Intel Corporation, IBM Corporation and Allied Domecq. Because of all the foregoing, we believe Dr. Spinelli is well qualified to serve on our Board and adds particular value as we execute our growth plans for our Company and brand while maintaining the entrepreneurial spirit that helped us become a leader in our industry.
Experience and Qualifications
Dr. Spinelli has served as the 14th president of Babson College since July 2019. He served as Chancellor of Thomas Jefferson University from July 2017 until June 2018, having previously served as President of Philadelphia University since August 2007, which merged with Thomas Jefferson University in June 2017. He was named Chancellor Emeritus of Thomas Jefferson University effective July 1, 2018. Dr. Spinelli co-founded Jiffy Lube International, Inc. in 1979 under the leadership of his college football coach. Three years later, Dr. Spinelli became a franchisee and remained a director of the Company. He grew to become Jiffy Lube’s largest franchisee. Dr. Spinelli previously served as Chief Executive Officer of the American Oil Change Corporation. He also currently serves on the Board of Advisors of the Berwind Corporation and the Board of Directors of Fyzical Therapy and Balance Centers. In addition to his extensive business experience, Dr. Spinelli obtained his educational training at some of the top global institutions for business, finance and entrepreneurship. He received his Ph.D. in economics from The Management School, Imperial College, University of London, his M.B.A. from Babson College and his Bachelor’s Degree in Economics from McDaniel College.

Age: 71 Director Since: 2012

6	Planet Fitness Proxy Statement 2026

PROPOSAL 1: ELECTION OF DIRECTORS

COLLEEN KEATING
Director and Chief Executive Officer
Colleen Keating has served on our Board since June 2024. Ms. Keating is a proven executive who brings to our Board over three decades of experience across hospitality, real estate, operations and franchise management, with expertise in brand management, leading customer-facing organizations and driving scalable growth, among other skills and qualifications. Because of all the foregoing, we believe Ms. Keating is well qualified to serve on our Board and adds particular value as we look to execute on our strategic priorities of brand marketing, member experience, accelerating growth and product refinement and format optimization.
Experience and Qualifications
Ms. Keating has served as the Company’s Chief Executive Officer since June 2024. Ms. Keating previously served as CEO of FirstKey Homes (“FirstKey”) from February 2020 until May 2024, the fourth largest single-family rental home property management company in the United States, where she led the strategic direction of the business, implemented significant brand-aligned digital strategies, helped drive platform cost reduction and improved the overall resident experience. Prior to joining FirstKey, Ms. Keating served as the Chief Operating Officer, Americas of InterContinental Hotels Group (“IHG”) from March 2018 until February 2020, where she oversaw the operations of more than 4,000 IHG hotels across the Americas region, managing franchisee performance support and company-managed hotel operations. Ms. Keating also previously served as Executive Vice President of Operations at Davidson Hotels & Resorts from January 2017 until March 2018. Earlier in her career, Ms. Keating spent 16 years with Starwood Hotels & Resorts Worldwide, Inc., serving in a variety of leadership positions of increasing responsibility, most recently as Senior Vice President of Franchise Operations and Compliance, North America and previously as Senior Vice President of Operations, North Region. Ms. Keating currently serves on the board of directors and compensation committee of Bloomin’ Brands, Inc. Ms. Keating studied business at Western New England University.

Age: 57 Director Since: 2024

Planet Fitness Proxy Statement 2026	7

PROPOSAL 1: ELECTION OF DIRECTORS

ENSHALLA ANDERSON
Independent Director
Enshalla Anderson has served on our Board since February 2020. Ms. Anderson brings to our Board more than 25 years of experience in the areas of traditional and digital marketing, brand strategy, consumer branding, and corporate strategy, among other skills and qualifications, having partnered with leading consumer and B2B brands including Fidelity, AB InBev, Bell Helicopter, Hard Rock Hotels, and Gap Inc. Because of all of the foregoing, we believe Ms. Anderson is well qualified to serve on our Board, and adds particular value as we continue to develop our digital strategy and enhance our strategic marketing plans.
Experience and Qualifications
Ms. Anderson has served as Director, Global Head of Brand Strategy, Google Cloud at Google since August 2020 and assumed responsibility for the Global Brand & Creative team for Google Cloud in August 2021 with a primary focus on enterprise marketing for cloud technology. Previously, she served as the Chief Strategy Officer at FutureBrand North America from 2013 where she worked on global branding programs. Prior to joining FutureBrand, she served as Senior Director of Brand Strategy at Siegel+Gale from 2008 until 2013, where she oversaw comprehensive naming, brand strategy, and architecture programs for retainer client American Express. Previously, she was a Director at Vivaldi Partners from December 2005 until October 2008, where she developed portfolio and product level strategies. Additionally, Ms. Anderson worked on the global marketing team at Avon from September 2000 until December 2005, touching heritage brands such as Skin-So-Soft and expanding Avon’s operations in Turkey. From 1998 through 2000, Ms. Anderson worked at Monitor Group (now part of Deloitte) working on corporate strategy projects with Kellogg’s and Bank of Bermuda (now HSBC). Ms. Anderson began her career in JP Morgan’s Emerging Markets Fixed Income Research group working in the New York and London offices. Ms. Anderson earned her Bachelor of Arts in History from the University of Pennsylvania and her MBA from Harvard Business School.

Age: 56 Director Since: 2020

8	Planet Fitness Proxy Statement 2026

PROPOSAL 1: ELECTION OF DIRECTORS

STEVE BEARD
Independent Director
Steve Beard has served on our Board since February 2026. Mr. Beard brings to our Board more than 15 years of experience in the areas of executive leadership and compensation, talent acquisition, strategic planning, corporate transactions, corporate governance and risk management, among other skills and qualifications. Because of all the foregoing, we believe Mr. Beard is well suited to serve on our Board and adds particular value as we look to execute on our strategy to drive sustainable growth.
Experience and Qualifications
Mr. Beard currently serves as Chairman and Chief Executive Officer of Covista Inc. (“Covista”), formerly Adtalem Global Education Inc., America's largest healthcare educator which is actively addressing America's critical healthcare workforce shortage. Appointed Covista’s President and Chief Executive Officer in September 2021, Mr. Beard has engineered Covista’s strategic transformation into a healthcare focused education provider, driving operational excellence and accelerating organic growth across the enterprise. Prior to his appointment as Chief Executive Officer, Mr. Beard served as Covista’s Chief Operating Officer from 2019 until September 2021 and Senior Vice President and General Counsel from 2018 until 2020. Before joining Covista, Mr. Beard held several leadership roles of increasing responsibility at Heidrick & Struggles International, Inc., an executive search firm from 2003 until 2018, serving most recently as Executive Vice President, General Counsel and Chief Administrative Officer from 2013 until 2018, where he led the firm’s expansion into organizational consulting and culture shaping. Mr. Beard was first appointed to Covista’s board of directors in September 2021 and elected chairman of Covista’s board of directors in November 2024. Mr. Beard holds a Bachelor of Arts degree from the University of Illinois at Urbana-Champaign and earned his Juris Doctor degree from the Maurer School of Law at Indiana University - Bloomington. Mr. Beard has also completed the Advanced Management Program at Duke University’s Fuqua School of Business.

Age: 55 Director Since: 2026

Planet Fitness Proxy Statement 2026	9

PROPOSAL 1: ELECTION OF DIRECTORS
Class III—Directors with Terms Expiring in 2027

BERNARD ACOCA
Independent Director
Bernard Acoca has served on our Board since January 2021. Mr. Acoca brings to our Board more than 20 years of experience in the areas of public company executive leadership, franchising, strategic planning, consumer brands and marketing, among other skills and qualifications. Because of all the foregoing, we believe Mr. Acoca is well suited to serve on our Board and adds particular value as we execute on our development strategy to grow our membership base and increase our system-wide club count to over 5,000 locations.
Experience and Qualifications
Since January 2022, Mr. Acoca has served as the Chief Executive Officer of Zaxby's, a 900+ unit restaurant chain famous for their signature chicken fingers, which was acquired by Goldman Sachs Merchant Banking division in November 2020. Prior to Zaxby's, Mr. Acoca served as Chief Executive Officer and President of El Pollo Loco from March 2018 to October 2021. Mr. Acoca joined El Pollo Loco after seven years at Starbucks Coffee Company as a member of the Starbucks Executive Team. From 2015 to 2018, Mr. Acoca served as President of Teavana, Starbucks’ global tea brand, where he was responsible for the overall operations of over 375 Teavana specialty retail stores in North America as well as its e-commerce business. Before that, Mr. Acoca served as Senior Vice President, Marketing & Category for the Americas, Starbucks’ largest region, where he was responsible for managing categories totaling $9B in sales. Additionally, he served as Chief Marketing Officer for the Americas for L’Oréal and spent 10 years at Yum! Brands, Inc. in marketing roles of increasing responsibility. Mr. Acoca holds a Bachelor of Arts degree from Emory University in Atlanta, Georgia.

Age: 56 Director Since: 2021

10	Planet Fitness Proxy Statement 2026

PROPOSAL 1: ELECTION OF DIRECTORS

FRANCES RATHKE
Independent Director
Frances Rathke has served on our Board since August 2016. Ms. Rathke brings to our Board nearly 30 years of experience in the areas of financial management and oversight, strategic planning, risk management, consumer brands and public company leadership, among other skills and qualifications. Because of all of the foregoing, we believe Ms. Rathke is well qualified to serve on our Board and adds particular value as we look to effectively deploy our capital in support of our strategic initiatives.
Experience and Qualifications
Ms. Rathke previously served as Chief Financial Officer and treasurer of Keurig Green Mountain, Inc. for 12 years, where she was responsible for leading the company’s finance organization, overseeing $1.5 billion in acquisitions and playing a leading role in capital raises and strategic investments. Prior to Keurig Green Mountain, she was interim Chief Financial Officer for Wild Oats Markets, Inc. Prior to her role at Wild Oats, Ms. Rathke served as Chief Financial Officer and secretary for 11 years at Ben & Jerry’s Homemade, Inc. where she oversaw the company’s overall financial plans, policies and procedures, after serving there as controller. Ms. Rathke is a current member of the board of directors of Green Mountain Power Corporation, John Hancock Investments, Oatly and the Flynn Center for Performing Arts. Earlier in her career Ms. Rathke was a Senior Manager at Coopers & Lybrand LLC where she was a Certified Public Accountant (now inactive). She received a Bachelor of Science degree in Accounting from the School of Business at the University of Vermont.

Age: 65 Director Since: 2016

Planet Fitness Proxy Statement 2026	11

PROPOSAL 1: ELECTION OF DIRECTORS

HARMIT SINGH
Independent Director
Harmit Singh has served on our Board since March 2026. Mr. Singh brings to our Board more than 30 years of experience in the areas of executive leadership, financial management and oversight, franchising, strategic planning and consumer brands, among other skills and qualifications. Because of all of the foregoing, we believe Mr. Singh is well suited to serve on our Board and adds particular value as we look to scale our business globally.
Experience and Qualifications
Mr. Singh has served as Executive Vice President and Chief Financial and Growth Officer of Levi Strauss & Co. (“Levi”) since January 2023, and is responsible for managing Levi’s finance, corporate strategy, real estate and franchise growth, strategic sourcing, transformation office, global talent hubs and global business services functions globally. He previously held the role of Executive Vice President and Chief Financial Officer at Levi from 2013 until January 2023. Prior to Levi, Mr. Singh was Executive Vice President and Chief Financial Officer of Hyatt Hotels Corporation (“Hyatt”) from 2008 to 2012. Before joining Hyatt, he spent 14 years at Yum! Brands, Inc. in a variety of global leadership roles including Senior Vice President and Chief Financial Officer of Yum Restaurants International (“Yum!”). Prior to Yum!, Mr. Singh worked in various financial capacities for American Express India & Area Countries. Mr. Singh currently serves on the board of directors and finance committee of Sutter Health, a not-for-profit and community-based health care system. He previously served on the board of directors and as the audit committee chair of Buffalo Wild Wings Inc. from 2016 until 2018, the board of directors and the audit committee of OpenText Corporation from 2018 until 2022, and the board of directors and the compensation committee of The Azek Company from 2022 until 2025. Mr. Singh holds a Bachelor of Commerce degree from the Shri Ram College of Commerce at Delhi University.

Age: 62 Director Since: 2026

12	Planet Fitness Proxy Statement 2026

PROPOSAL 1: ELECTION OF DIRECTORS
Class I—Directors with Terms Expiring in 2028

CRAIG BENSON
Director
Craig Benson has served on our Board since July 2017. Gov. Benson brings to our Board over 40 years of experience in the areas of executive leadership, launching and growing business to business services, franchising, media, and consumer electronics and services. Gov. Benson has experience in marketing strategy, international marketing and business development, communications, data analytics, loyalty, digital transformation, and public company leadership and corporate governance, among other skills and qualifications. Because of all the foregoing, we believe Gov. Benson is well qualified to serve on our Board and adds particular value as we execute our long-term strategic plans while working closely with our franchisees to solidify our joint efforts to enhance our brand domestically and abroad.
Experience and Qualifications
Gov. Benson has served as the Chief Executive Officer at Soft Draw Investments, LLC, since 2002. He served as our Interim Chief Executive Officer from September 2023 until June 2024. He previously served as the 79th Governor of the State of New Hampshire. During his tenure, the Cato Institute recognized Gov. Benson as the most effective new governor in the country, as well as the second most effective of all governors nationwide. In 1983, Gov. Benson co-founded Cabletron Systems, Inc., an international leading provider of networking solutions, and thereafter served as its Chairman from 1983 to July 1999. Gov. Benson served at various times as Cabletron’s CEO, COO and President, helping take the company from a garage start-up to a publicly traded company with 7,000 employees and annual sales exceeding $1.6 billion. He serves as the Vice Chairman of the Trustees of Babson College. He previously served as a Director of Sycamore Networks Inc. from October 2007 to April 1, 2013 and as Trustee of Lahey Health System, Inc. and Lahey Hospital & Medical Center from 2005 to 2019. Gov. Benson graduated from Babson College with a degree in Finance and completed an MBA in Operations Management from Syracuse University. He also holds honorary degrees from Dartmouth College, the University of New Hampshire, Grand Valley State University and Thomas Jefferson University.

Age: 71 Director Since: 2017

Planet Fitness Proxy Statement 2026	13

PROPOSAL 1: ELECTION OF DIRECTORS

CAMMIE DUNAWAY
Independent Director
Cammie Dunaway has served on our Board since October 2017. Ms. Dunaway brings to our Board more than 20 years of experience as a senior marketing and general management executive, launching and growing consumer businesses in entertainment, media, consumer electronics and services. She has experience in marketing strategy, international marketing and business development, communications, data analytics, loyalty, digital transformation, and public company leadership and corporate governance, among other skills and qualifications. Because of all the foregoing, we believe Ms. Dunaway is well qualified to serve on our Board and adds particular value as we seek to expand our brand into digital channels and new international territories.
Experience and Qualifications
Ms. Dunaway currently serves as an independent executive coach and advisor. She previously served as the Chief Marketing Officer for Duolingo, a language education platform, from 2018 until her retirement in July 2022. Prior to Duolingo, from 2015 until 2018, Ms. Dunaway was a private consultant supporting organizations with strategic initiatives to accelerate growth and innovation, and coached leaders on how to achieve maximum results, impact and enjoyment. Ms. Dunaway’s prior experiences also include serving as the U.S. President and Global Chief Marketing Officer of KidZania, an international location-based entertainment concept focused on children’s role-playing activities; Executive Vice President for Nintendo, with oversight of all sales and marketing activities for the company in the United States, Canada and Latin America; Chief Marketing Officer for Yahoo!; and in various leadership roles in sales and marketing over 13 years at Frito Lay, including serving as the company’s Chief Customer Officer and as Vice President of Kids and Teens brands. Ms. Dunaway has served as a member of the board of directors for The Wonder Project, a private entertainment studio, since August 2024. She also serves on the board of directors of Flo, a leader in women’s digital health support. She previously served as a member of the boards of directors for Red Robin Gourmet Burgers, Inc. from 2014 until May 2024, GoHealth, LLC from 2017 to 2021, Nordstrom fsb from 2014 to 2017, Marketo, Inc. from 2015 to 2016, and Brunswick Industries from 2006 to 2014. Ms. Dunaway holds a Bachelor of Science degree in Business Administration from the University of Richmond and an M.B.A. from Harvard Business School.

Age: 63 Director Since: 2017

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PROPOSAL 1: ELECTION OF DIRECTORS

CHRISTOPHER TANCO
Independent Director
Christopher Tanco has served on our Board since January 2021. Mr. Tanco brings to our Board more than 20 years of experience in the areas of public company leadership, international business development and operations, domestic and international franchising, consumer services, strategic planning and digital innovation, among other skills and qualifications. Because of all the foregoing, we believe Mr. Tanco is well qualified to serve on our Board and adds particular value as we execute our international growth strategy and seek to innovate our clubs system wide.
Experience and Qualifications
Mr. Tanco has served as the operating partner of the Princeton Equity Group since September 2022. He has also served as a senior adviser to Alvarez & Marsal Capital since March 2023. Mr. Tanco was previously employed as the Executive Vice President and Chief Operating Officer for 7‑Eleven, Inc., a role he held from December 2015 until May 2022. As Chief Operating Officer, he led Franchise and Corporate Operations for 15,000 stores, the company’s digital initiatives, restaurant expansion, operations and franchise support, field merchandising and sales, store of the future, fuels and the Canada business unit. Mr. Tanco first joined 7-Eleven in November 2009 as an Executive Vice President and led 7‑Eleven’s international business across 18 countries until November 2015. Before joining 7‑Eleven, Mr. Tanco served as the Chief Franchise Officer for Pizza Hut and in various operations, international, general management, and franchise leadership roles with Yum! Brands. Mr. Tanco currently serves on the board of directors of Max’s Group Inc., 7-Eleven Mexico S.A. de C.V., and 7-Eleven International LLC, having previously served on the board of directors of 7‑Eleven, Inc. and Urban Air Adventure Parks. He received his Bachelor of Arts in Interdisciplinary Studies from the Ateneo de Manila University, Manila, Philippines, and earned his M.B.A. from Darden Graduate School of Business Administration at the University of Virginia.

Age: 64 Director Since: 2021

Planet Fitness Proxy Statement 2026	15

PROPOSAL 1: ELECTION OF DIRECTORS
Board Skills Matrix
The Board is currently composed of ten talented directors with diverse skill sets and professional and personal backgrounds. The Board believes in the benefits of a diversity of skills, experiences, expertise, industry knowledge, perspectives, and characteristics necessary to oversee the Company’s current and future business needs. Accordingly, the Board considers the skills and experience of directors and director candidates individually and in the broader context of its overall composition and the diverse nature of the Company’s operating environment.
The following tables summarize the skill and expertise, as well as certain demographic information of our Board.

Skills and Experience	Stephen Spinelli, Jr.	Colleen Keating	Bernard Acoca	Enshalla Anderson	Steve Beard	Craig Benson	Cammie Dunaway	Frances Rathke	Harmit Singh	Christopher Tanco

Core Functional Expertise
Public Company CEO		✓	✓		✓	✓
Public Company CFO								✓	✓
Digital/Loyalty Programs			✓			✓	✓			✓
Consumer Marketing			✓	✓			✓
Customer Experience	✓	✓				✓	✓
International	✓			✓	✓	✓	✓		✓	✓
Franchising	✓	✓	✓			✓			✓	✓
International Franchising	✓	✓							✓	✓
Development					✓	✓			✓
Operations		✓			✓	✓			✓	✓
IT/Technology						✓			✓
Strategic and Broader Experience
Strategic Planning	✓			✓	✓	✓	✓	✓	✓	✓
Mergers & Acquisitions	✓	✓			✓	✓		✓	✓	✓
Cyber Security					✓	✓			✓
AI/Emerging Technologies	✓			✓					✓
Risk Management	✓	✓			✓	✓		✓	✓
Corporate Governance	✓	✓			✓	✓	✓	✓	✓
Legal/Regulatory	✓				✓				✓
Industry Specific Knowledge
Fitness Industry	✓	✓				✓
Healthcare Industry	✓				✓	✓	✓		✓
Retail/Restaurant/Hospitality	✓	✓	✓			✓	✓		✓	✓

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PROPOSAL 1: ELECTION OF DIRECTORS
Board Diversity

Race / Ethnicity

■	Asian
■	Black or African American
■	White
■	Undisclosed

Gender

■	Male
■	Female
■	Undisclosed

Age

■	55 to 60
■	61 to 65
■	66 to 70
■	71 to 75

Tenure

■	0-4 Years
■	5-9 Years
■	10+ Years

Planet Fitness Proxy Statement 2026	17

CORPORATE GOVERNANCE
Corporate Governance Highlights
Corporate governance is key to a strong and accountable Board. We strive to adopt practices that will promote the long-term interests of the Company and its stockholders, including the below examples.

•Accountability. Each share of our common stock outstanding on the record date is entitled to one vote per matter presented to stockholders
•Annual Named Executive Officer Performance Evaluation by the Compensation and Human Capital Committee of the Board
•Clawback, Anti-Hedging, Anti-Short Sale and Anti-Pledging Policies for Directors, Executive Officers and other Employees
•Limitation on Management Directors. Our CEO is the only member of management who currently serves as a director
•Regular Board and Committee Executive Sessions of Non-Management Directors
•Audit Committee Approval Required for Related Party Transactions
•“Pay for Performance” Philosophy Drives Executive Compensation
•No “Poison Pill” (Stockholder Rights Plan)

•Independent Executive Compensation Consultant
•Separate Offices of chair of the Board and CEO
•Risk Oversight by the Board and Committees
•Existing agreements do not provide for excise tax gross-ups on severance or change-in-control payments or benefits
•Annual Board and Committee Self-Evaluations
•Established Whistleblower Policy
•Established Director and Senior Officer Stock Ownership Guidelines

CORPORATE GOVERNANCE IS KEY TO A STRONG AND ACCOUNTABLE BOARD.

Board Composition and Director Independence
Our business and affairs are managed under the direction of the Board. Our Charter provides that our Board shall consist of at least three directors but not more than fifteen directors and that the number of directors may be fixed from time to time by resolution of our Board. Our Board is divided into three classes, as follows:
•Class I, which consists of Craig Benson, Cammie Dunaway and Christopher Tanco. The terms of Gov. Benson, Ms. Dunaway and Mr. Tanco will continue until our 2028 annual meeting of stockholders and a successor is duly elected and qualified or until their earlier death, resignation or removal;

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CORPORATE GOVERNANCE
•Class II, which consists of Stephen Spinelli, Jr., Colleen Keating, Enshalla Anderson and Steve Beard. The terms of Mses. Keating and Anderson, Dr. Spinelli and Mr. Beard will continue until the Annual Meeting and a successor is duly elected and qualified or until their earlier death, resignation or removal; and
•Class III, which consists of Bernard Acoca, Frances Rathke and Harmit Singh. The terms of Messrs. Acoca and Singh and Ms. Rathke will continue until our 2027 annual meeting of stockholders and a successor is duly elected and qualified or until their earlier death, resignation or removal.
At this time, the Board believes that the classified board structure is in the best interest of the Company. The three-year term will ensure that at any given time, a majority of the directors will have deep knowledge of the Company and a firm understanding of its goals, and it allows for continuity and stability of our Board, promoting the balance of long-term and short-term interests of the Company and its stockholders. The structure also safeguards the Company from third-party takeover attempts, as it will require a longer period to change majority control of the board. A classified board remains accountable to the Company’s stockholders. The directors continue to have a fiduciary responsibility to the stockholders, and the stockholders have the ability to elect one third of the Board annually to ensure their interests are represented.
The Board evaluates the relationships of each director and any director nominees with the Company and makes an affirmative determination whether such director or nominee is independent. Pursuant to our corporate governance guidelines, an independent director shall be one who meets the qualification requirements for being an independent director under applicable laws and the corporate governance listing standards of the New York Stock Exchange (“NYSE”), including the requirement that the Board must have affirmatively determined that the director has no material relationships with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. To guide its determination as to whether or not a business or charitable relationship between the Company and an organization with which a director is so affiliated is material, the Board, or a designated committee of the Board, may from time to time adopt categorical standards of independence. Our Board has determined that Dr. Spinelli, Mr. Acoca, Ms. Anderson, Mr. Beard, Ms. Dunaway, Ms. Rathke, Mr. Singh and Mr. Tanco are independent directors under the rules of the NYSE.
Annual Board and Committee Performance Review
Pursuant to our corporate governance guidelines, our nominating and corporate governance committee is responsible for reporting annually to the Board an evaluation of the overall performance of the Board. Additionally, the charters of our audit committee, compensation and human capital committee (the “compensation committee”) and nominating & corporate governance committees provide that the results of the annual performance evaluations of each committee be presented to the Board. For 2025, the Board and each committee undertook a comprehensive evaluation (the “2025 Self-Evaluation”) facilitated by an independent third-party consultant. As a part of the 2025 Self-Evaluation, each director completed detailed questionnaires examining board composition and succession, human capital oversight and CEO succession, risk oversight, board leadership, board/management relations, board processes and operations, strategy and oversight and board culture, as well as each committee’s composition, practices, functioning and areas of oversight. Each member of the executive leadership team also participated in an interview conducted by a representative of the independent third-party consultant. Feedback from this process was provided by the independent third-party consultant to the Board and each committee undertook comprehensive discussions to review the results of the committee evaluations and identify ways to improve their performance and overall effectiveness.
Director Education
The Company and the Board believe that continuing director education is essential to the Board’s performance and continued oversight of the Company and its business. All of our directors are members of the National Association of Corporate Directors. Our directors attended a variety of internal and external training sessions and conferences throughout 2025. Topics covered during Board and committee meetings in 2025 included corporate governance best practices, emerging trends related to artificial intelligence and emerging trends related to GLP-1 medications. Individual Board members from time to time also attend specialized conferences to enhance their knowledge. In 2025, our Board members attended, or presented at, conferences in the areas of financial oversight, executive leadership, post-election consumer and retail insights, artificial intelligence, board succession planning, strategy and long-term value creation, investor relations, and public company board ways of working.

Planet Fitness Proxy Statement 2026	19

CORPORATE GOVERNANCE
Board of Directors Leadership Structure
We currently separate the offices of the chair of the Board and chief executive officer of the Company, with Dr. Spinelli serving as non-executive chair, although the Board maintains the flexibility to select the chair of the Board and its leadership structure, from time to time, based on the criteria that it deems to be in the best interests of the Company and its stockholders. At this time, the Company believes that having a separate chief executive officer and chair allows Ms. Keating to focus on her role as our Chief Executive Officer and increases the Board’s independence from management, leading to effective monitoring and oversight. As non-executive chair, Dr. Spinelli serves as a key source of communication between the independent directors and the Chief Executive Officer, establishes the agenda for each meeting of the Board and coordinates the agenda for and presides at regularly scheduled meetings of the independent directors.
Board Meetings, Attendance and Committees
Our Board met seven times during 2025. Each director attended at least 75% of the aggregate meetings of the Board and meetings of the board committees on which such director served in 2025. The Board also approved certain actions by unanimous written consent in lieu of a meeting.
It is our policy that our directors attend annual meetings of stockholders. All then-current directors attended the 2025 annual meeting of stockholders.
As of the date of this Proxy Statement, our Board has three standing committees: the audit committee; the compensation committee; and the nominating and corporate governance committee. Each committee operates under its own written charter adopted by the Board, each of which is available on our website at http://investor.planetfitness.com.

Name	Audit Committee	Compensation and Human Capital Committee	Nominating and Corporate Governance Committee

Stephen Spinelli, Jr.		✓	✓
Colleen Keating
Bernard Acoca	✓		✓
Enshalla Anderson
Steve Beard
Craig Benson
Cammie Dunaway		✓
Frances Rathke
Harmit Singh
Christopher Tanco	✓	✓

Committee Chair	✓	Member

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CORPORATE GOVERNANCE

AUDIT COMMITTEE

Committee Members: •Ms. Rathke (Chair) •Mr. Acoca •Mr. Tanco

5	Our audit committee met five times during 2025.

Our audit committee consists of three non-employee directors: Ms. Rathke, Mr. Acoca and Mr. Tanco, with Ms. Rathke serving as chair of the committee. Our audit committee met five times during 2025. Our audit committee has determined that each of Ms. Rathke, Mr. Acoca and Mr. Tanco meets the definition of “independent director” under the rules of the NYSE and under Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
None of our audit committee members simultaneously serve on the audit committees of more than three public companies, including ours. Our Board has determined that Ms. Rathke is an “audit committee financial expert” and that each of Mr. Acoca and Mr. Tanco is "financially literate" within the meaning of the SEC’s regulations and applicable listing standards of the NYSE.
The audit committee’s responsibilities include:
•appointing, retaining, approving the compensation of, and assessing the qualifications, performance and independence of our independent registered public accounting firm;
•pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•reviewing the audit plan with the independent registered public accounting firm and members of management responsible for preparing our financial statements;
•reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and, including the use of non-GAAP measures and metrics, practices used by us;
•overseeing the Company’s risk management policies and practices with respect to enterprise risk management, cyber security, data privacy and vendor and supply chain management;
•reviewing the adequacy of our internal controls over financial reporting;
•reviewing the Company’s sustainability reporting and discussing with management the internal controls and procedures implemented with respect to assurance and data accuracy of any disclosures;
•reviewing the Company’s use of artificial intelligence or other disruptive technologies within the financial reporting processes, including related internal control impacts;
•reviewing all related person transactions for potential conflict of interest situations and approving all such transactions;
•establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
•recommending, based upon the audit committee’s review and discussions with management and the independent registered public accounting firm, the inclusion of our annual and quarterly financial statements in our Annual Report on Form 10-K and quarterly reports on Form 10-Q;
•reviewing and assessing the adequacy of the committee charter and submitting any changes to the Board for approval;
•monitoring our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
•performing an evaluation of the performance of the committee;
•preparing the audit committee report required by the rules of the SEC to be included in this Proxy Statement; and
•reviewing and discussing with management and our independent registered public accounting firm our earnings releases.

Planet Fitness Proxy Statement 2026	21

CORPORATE GOVERNANCE

COMPENSATION AND HUMAN CAPITAL COMMITTEE

Committee Members: •Ms. Anderson (Chair) •Dr. Spinelli •Ms. Dunaway •Mr. Tanco

7	Our compensation committee met seven times during 2025.

Our compensation committee consists of four non-employee directors: Ms. Anderson, Dr. Spinelli, Ms. Dunaway and Mr. Tanco, with Ms. Anderson serving as chair of the committee. Our compensation committee met seven times during 2025. Our Board has determined that each of Ms. Anderson, Dr. Spinelli, Ms. Dunaway and Mr. Tanco meets the definition of an “independent director” under Section 303A.02 of the NYSE corporate governance standards and under the Exchange Act. The compensation committee has the authority to delegate to subcommittees of the compensation committee any of the responsibilities of the full committee and executive officers of the Company such responsibilities of the full committee as may be permitted by applicable laws and in accordance with NYSE rules.
The compensation committee’s responsibilities include:
•determining and approving the compensation of our Chief Executive Officer, including annually reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, and evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives;
•reviewing and approving the corporate goals and objectives relevant to the compensation of our other executive officers;
•reviewing and approving the compensation of our other executive officers;
•reviewing and discussing with management the Company’s strategies and policies related to human capital management, including recruiting, talent development, engagement, retention and inclusion and belonging;
•appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the compensation committee;
•conducting the independence assessment outlined in the rules of the NYSE with respect to any compensation consultant, legal counsel or other advisor retained by the compensation committee;
•reviewing and assessing the adequacy of the committee charter and submitting any changes to the Board for approval;
•reviewing and establishing our overall management compensation and benefits philosophy and policies;
•overseeing and administering our equity compensation and similar plans;
•reviewing and approving our policies and procedures for the grant of equity-based awards and granting equity awards;
•reviewing and approving the adoption, implementation and administration of the Company’s policies with respect to the recoupment of compensation of the Company’s executive officers and other employees;
•overseeing succession planning for executive officers (other than our Chief Executive Officer);
•performing an evaluation of the performance of the committee;
•preparing the compensation committee report required by the rules of the SEC to be included in this Proxy Statement;
•reviewing and making recommendations to the Board with respect to director compensation; and
•reviewing and discussing with management the compensation discussion and analysis to be included in this Proxy Statement or Annual Report on Form 10-K.

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CORPORATE GOVERNANCE

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Committee Members: •Ms. Dunaway (Chair) •Dr. Spinelli •Mr. Acoca

6	Our nominating and corporate governance committee met six times during 2025.

Our nominating and corporate governance committee consists of three non-employee directors: Ms. Dunaway, Dr. Spinelli and Mr. Acoca, with Ms. Dunaway serving as chair of the committee. Our nominating and corporate governance committee met six times during 2025.
The nominating and corporate governance committee’s responsibilities include:
•developing and recommending to the Board criteria for board and committee membership;
•establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;
•identifying individuals qualified to become members of the Board;
•recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;
•developing and recommending to the Board a set of corporate governance principles;
•articulating to each director what is expected, including reference to the corporate governance principles and directors’ duties and responsibilities;
•reviewing and recommending to the Board practices and policies with respect to directors;
•reviewing and recommending to the Board the functions, duties and compositions of the Board’s committees;
•reviewing and assessing the adequacy of the committee charter and submitting any changes to the Board for approval;
•providing for new director orientation and continuing education for existing directors on a periodic basis;
•performing an evaluation of the performance of the committee;
•overseeing the maintenance and presentation to the Board of plans for succession of our Chief Executive Officer;
•providing oversight of the Company’s sustainability policies and practices, including the Company’s sustainability strategy, risk management, compliance and disclosures; and
•overseeing the evaluation of the Board.

Planet Fitness Proxy Statement 2026	23

CORPORATE GOVERNANCE
Board Oversight of Risk Management
While the full Board has the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas. In particular, our audit committee oversees management of enterprise risks, including data and cyber security, vendor and supply chain management risks, as well as financial risks and business conduct and ethics, and is also responsible for overseeing the review and approval of related party transactions. Our compensation committee oversees the management of risks relating to our compensation plans and arrangements and the incentives created by the compensation awards it administers. Our nominating and corporate governance committee oversees risks associated with our sustainability policies and practices. Pursuant to the Board’s instruction, management regularly reports on applicable risks to the relevant committee or the full Board, as appropriate, with additional review or reporting on risks conducted as needed or as requested by the Board and its committees.
Compensation Committee Interlocks and Insider Participation
Ms. Anderson, Dr. Spinelli, Ms. Dunaway and Mr. Tanco have not at any time during the prior three years been one of our officers or employees. None of our executive officers currently serve, or in the past fiscal year have served, as a member of the board of directors or compensation committee of any entity (as defined in Item 407(e)(4) of Regulation S-K) that has one or more executive officers serving on our Board or compensation committee.
Codes of Conduct
We have adopted a code of business conduct and ethics applicable to our directors, officers and employees and a code of ethics for senior executive and financial officers applicable to our principal executive officer, president, principal financial officer, principal accounting officer and all controllers and any other senior operating and financial executives (the "Codes of Conduct"). The Codes of Conduct are available on our website at http://investor.planetfitness.com. If we make any substantive amendments to the Codes of Conduct or grant any waiver, including any implicit waiver, from a provision of the Codes of Conduct affecting our directors or executive officers, we will disclose the nature of such amendment or waiver on that website or in a Current Report on Form 8-K.
Corporate Governance Guidelines
We believe that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. The Board has adopted a set of corporate governance guidelines to set clear parameters for the operation of our Board. Our corporate governance guidelines are available on our website at http://investor.planetfitness.com.
Director Nomination Process
The nominating and corporate governance committee recommends, and the Board nominates, candidates to stand for election as directors. The nominating and corporate governance committee has the authority to engage search firms for the purpose of identifying highly qualified director candidates. Stockholders may also nominate persons to be elected as directors in accordance with our amended and restated bylaws (“Bylaws”) and applicable law, as described under “Additional Information—Requirements for Stockholder Proposals to be Brought Before an Annual Meeting.”
Board Membership Criteria
We seek a Board that collectively reflects a diversity of skills, experiences, expertise, industry knowledge, perspectives, and characteristics appropriate to function effectively in light of the Company’s current and evolving business circumstances. It is the policy of the Board that directors should possess strong personal and professional ethics, integrity, and values; be business savvy and genuinely interested in the Company; and be committed to representing the long-term interests of our stockholders. Our goal is a balanced and diverse Board, with members whose skills, background and experience are complementary and,

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CORPORATE GOVERNANCE
together, cover the spectrum of areas that impact our business. In any formal search for Board candidates, we consider candidates who reflect diverse backgrounds. These principles are engrained in our culture, and we believe are reflected in our Board composition. In cases where a search firm is retained, the nominating and corporate governance committee directs the search firm to identify qualified candidates who reflect the variety of thoughts, perspectives, experiences, and backgrounds that make us stronger and are core to who we are as a brand.
Stockholder Engagement
We value stockholder engagement and strive for regular communication with our stockholders throughout the year. In addition to engaging with stockholders through our quarterly earnings calls, we routinely participate in direct investor meetings and investment community conferences.
Environmental, Social and Corporate Governance
Our environmental, social and corporate governance (“ESG”) strategy, PF Purpose, is built on our belief that we are positioned to make a positive impact by increasing access to fitness, creating inclusive clubs, cultures and communities, and prioritizing sustainable operations. Underscored by a commitment to responsible and growth-oriented business practices, this strategy serves as the guide for our ESG programs as we aim to create a more connected and Judgement FreeTM planet where fitness and wellbeing are within reach for all.
To ensure our ESG strategy reflects current and emerging trends, we continue to reevaluate our priorities to ensure that we are addressing the issues that matter most to our business and our stakeholders. In 2025, we engaged an independent third-party to conduct a refreshed materiality assessment to further calibrate our ESG strategy. Through the assessment, we identified the highest priority topics most critical to Planet Fitness’ business success. We track these topics closely throughout the year and report on them annually in our ESG Report. More information will be shared on the materiality assessment and these topics in our 2025 ESG Report.
We are committed to evolving our approach to ESG reporting in a thoughtful and intentional manner, including expanding our impact measurement, enhancing and formalizing our data collection processes and continuing to align to internationally recognized frameworks and standards. Our 2025 ESG Report will be prepared in alignment with the International Financial Reporting Standards (IFRS) Foundation’s Sustainability Accounting Standards Board (“SASB”) standards for the Leisure Facilities industry and in reference to the Global Reporting Initiative (“GRI”) Standards. This year we engaged an external third party to provide an independent limited assurance opinion on Scope 1 and 2 greenhouse gas (GHG) emissions data that will be included in our 2025 ESG Report. In our report we will provide an expanded data table that includes key ESG-related metrics that are relevant to our business mapped to SASB and GRI standards along with the external third-party limited assurance report.
Our nominating and corporate governance committee oversees the Company's ESG initiatives and receives regular updates from the Company's ESG & Social Impact team. The PF Purpose section of the Company’s website contains the 2020 Impact Report and the 2021, 2022, 2023 and 2024 ESG Reports, 2025 Climate Resiliency Report, and will be updated to include the 2025 ESG Report, which we expect to publish in the second quarter of 2026.
Communications with Directors
Stockholders and other interested parties wishing to communicate directly with our Board or individual directors may do so by writing to the Board or such individual c/o the Corporate Secretary, Planet Fitness, Inc., 4 Liberty Lane West, Hampton, New Hampshire 03842. The Corporate Secretary will forward such communications to the Board or individual at or prior to the next meeting of the Board. The Corporate Secretary will not forward any communication determined in her good faith belief to be frivolous, unduly hostile, threatening or similarly unsuitable.

Planet Fitness Proxy Statement 2026	25

PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of our Board has appointed KPMG LLP (“KPMG”) as our independent registered public accounting firm for 2026. We are asking our stockholders to ratify this appointment.
SEC and NYSE regulations require our audit committee to engage, retain, and supervise our independent registered public accounting firm. Our audit committee annually reviews our independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance. Although stockholder ratification is not required by applicable law nor by our Bylaws, we are submitting our selection of KPMG as our independent registered public accounting firm as a matter of good corporate governance.
We expect that representatives of KPMG will be present at the meeting, that the representatives will have the opportunity to make a statement if they so desire, and that they will be available to respond to appropriate questions.
KPMG has served as our independent registered public accounting firm since 2012.

The Board recommends a vote FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for 2026.

26	Planet Fitness Proxy Statement 2026

PROPOSAL 2
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Pursuant to the audit committee charter, the audit committee is responsible for the oversight of our accounting, reporting and financial practices. The audit committee has the responsibility to select, appoint, engage, oversee, retain, evaluate and terminate our external auditors; pre-approve all audit and non-audit services to be provided, consistent with all applicable laws, to us by our external auditors; and establish the fees and other compensation to be paid to our external auditors. During 2025, the audit committee pre-approved all audit and permitted non-audit services provided by KPMG.
Principal Accountant Fees and Services
The following sets forth fees billed by KPMG, for the audit of our annual financial statements and other services rendered for the fiscal years ended December 31, 2025 and 2024:

	Years Ended December 31,

	2025	2024

Audit Fees(1)	$2,443,509	$2,411,401
Audit-Related Fees	—	—
Tax Fees(2)	1,360,689	1,481,042
All Other Fees(3)	111,000	6,000
Total	$3,915,198	$3,898,443
(1)Includes fees for audits of our annual financial statements, reviews of the related quarterly financial statements and services that are normally provided by the independent accountants in connection with statutory and regulatory filings or engagements, including reviews of documents filed with the SEC and audits, reviews of certain subsidiary financial statements and the reimbursement of out of pocket expenses. Audit fees also include the audit of our internal controls over financial reporting, as required by Section 404 of the Sarbanes Oxley Act of 2002. Audit fees also includes services related to the debt refinancing transaction completed in December 2025.
(2)Tax fees for 2025 and 2024 include $1,048,947 and $1,160,620, respectively, of professional services rendered for tax compliance, tax return review and preparation and tax payment planning. Tax fees for 2025 and 2024 also include $311,742 and $320,422, respectively, of professional services rendered for tax advice, planning, and other consulting services.
(3)Other fees related to ESG reporting readiness of $105,000 for 2025 and annual subscriptions to KPMG’s Accounting Research online tool and Accounting Disclosure Checklist online tool for 2025 and 2024.
There were no other fees billed by KPMG for services rendered to us, other than the services described above, for fiscal years ended December 31, 2025 and 2024.

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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The compensation discussion and analysis that follows describes our compensation philosophy, policies and practices, summarizes our compensation programs, and discusses compensation decisions made by the compensation committee under those programs in 2025 with respect to the executive officers who are named in the summary compensation table below (referred to herein as our “named executive officers”). For 2025, our named executive officers are:

Name	Principal Position

Colleen Keating	Chief Executive Officer
Jay Stasz	Former Chief Financial Officer(1)
Bill Bode	Chief Operating Officer, Formerly Division President, U.S. Franchise(2)
Jennifer Simmons	Chief Strategy Officer, Formerly Division President, Corporate Clubs(3)
Brian Povinelli	Chief Marketing Officer(4)
(1)Mr. Stasz ceased serving as our Chief Financial Officer effective March 9, 2026. We appointed Thomas Fitzgerald, our former Chief Financial Officer, as Interim Chief Financial Officer effective the same day.
(2)Mr. Bode transitioned to the role of Chief Operating Officer effective March 3, 2025.
(3)Ms. Simmons transitioned to the role of Chief Strategy Officer effective March 3, 2025.
(4)Mr. Povinelli joined the Company as our Chief Marketing Officer effective February 10, 2025.
2025 Accomplishments
Our strong performance in 2025 was marked by surpassing 2,800 locations, adding approximately 1.1 million net new members, ending the year with approximately 20.8 million members, and the repurchase of approximately 4.1 million shares of our common stock. We also saw the continued successful execution of our High School Summer Pass program, which generated more than 3.7 million participants and saw an increase in the rate of Black Card membership conversions over the prior year.
The following are some of the key highlights of our financial and operational performance in 2025:

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EXECUTIVE COMPENSATION

FINANCIAL PERFORMANCE HIGHLIGHTS

•Total revenue increased from the prior year by 12.1% to $1.3 billion.
•System-wide same club sales increased 6.7%.
•Net income was $220.3 million, compared to $174.2 million in the prior year.
•Net income attributable to Planet Fitness, Inc. was $219.1 million, or $2.62 per share, diluted, compared to $172.0 million, or $2.00 per share, diluted, in the prior year.

•Adjusted EBITDA(1) increased 13.1% to $551.6 million from $487.7 million in the prior year.
•Adjusted net income(1) increased to $258.3 million, or $3.07 per share, diluted(1), compared to $223.8 million, or $2.59 per share, diluted(1), in the prior year.
•181 new Planet Fitness clubs were opened system-wide during the year, bringing system-wide total clubs to 2,896 as of December 31, 2025.

(1)Adjusted net income, Adjusted EBITDA, and Adjusted net income per share, diluted, are non-GAAP measures. For a discussion of Adjusted net income, Adjusted EBITDA, and Adjusted net income per share, diluted, reconciliations of Adjusted net income and Adjusted EBITDA to U.S. GAAP (“GAAP”) net income, and a computation of Adjusted net income per share, diluted, see Appendix A.
We believe the efforts of our named executive officers were critical to our financial and operational achievements in 2025.
Executive Transitions
In support of its strategic growth initiatives, the Board approved the realignment of certain of the Company’s leadership positions in 2025, including Mr. Bode and Ms. Simmons transitioning into the roles of Chief Operating Officer and Chief Strategy Officer, respectively. Additionally, in 2025 Mr. Povinelli joined as the Company’s Chief Marketing Officer. This year’s executive compensation and its related disclosure reflects the changes in leadership that occurred in 2025. There were no changes to Mr. Bode’s or Ms. Simmons’ compensatory arrangements with the Company in connection with the leadership realignment plan implemented in 2025. In connection with his appointment, Mr. Povinelli received certain new hire awards, as described in more detail below.
In addition, effective March 9, 2026, Mr. Stasz ceased serving as our Chief Financial Officer and we appointed Thomas Fitzgerald, our former Chief Financial Officer, as our Interim Chief Financial Officer effective the same day. In connection with his departure from the Company, Mr. Stasz was eligible to receive severance under the Company’s Executive Severance and Change in Control Policy (as described below). In connection with Mr. Fitzgerald’s appointment as Interim Chief Financial Officer, the Company and Mr. Fitzgerald entered into an employment agreement with an initial term of six months (and up to three month-to-month extensions thereafter), pursuant to which Mr. Fitzgerald will receive a monthly salary of $250,000 per month.
Overview of our Executive Compensation Program
Our executive compensation program is designed to closely tie pay to performance, in part through compensating our executives based on the attainment of financial goals that influence the creation of stockholder value and in part through linking compensation with share price. The compensation committee considered the following objectives in making its compensation determinations for our named executive officers in fiscal year 2025:
•Pay For Performance: We link a significant portion of executive compensation, both short and long-term, to the achievement of Company strategic goals and performance metrics that contribute to the Company’s growth and success.
•Competitive and Fair: We determine executive compensation based on external market data and several internal factors such as experience, individual performance, importance of the applicable role to the organization and internal equity.
•Long-Term Focus: We provide a substantial portion of executive compensation in the form of long-term incentives subject to performance objectives and vesting periods to hold our executive team accountable to the Company’s long-term objectives and health of the organization, including our franchisees.

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EXECUTIVE COMPENSATION
•Alignment with Stockholders: We provide a substantial portion of executive compensation in equity-based incentives that align with the interests of our stockholders. We also maintain stock ownership guidelines to ensure our executives operate with a stockholder mindset.
•Risk Mitigation: We carefully assess our compensation structure to strike a balance between incentivizing our executives and responsible risk management.
•Simple and Transparent: We believe in transparent communication and disclosure of our executive compensation practices to our stockholders. We also believe in providing programs with clear performance measures and line of sight to our team.
We believe that the features of our executive compensation program benefit the Company as a whole and serve to increase the alignment of incentives and interests between our executive officers and our stockholders, while avoiding the promotion of excessive risk-taking.
The compensation committee, composed of independent directors, oversees and regularly reviews the design, implementation and assessment of executive compensation. This committee is dedicated to implementing and maintaining compensation practices that attract and retain top talent, motivate exceptional performance, drive long-term stockholder value and uphold strong governance principles.
Prior Year Say-on-Pay Vote
In 2025, the compensation committee considered the outcome of the stockholder advisory vote on 2024 executive compensation when making decisions relating to the compensation of our named executive officers and our executive compensation program and policies. At the 2025 annual meeting of stockholders, nearly 93% of the votes cast affirmatively or negatively on the matter were cast in favor of the non-binding, advisory vote on the 2024 compensation paid to our named executive officers. See “Corporate Governance—Stockholder Engagement” for additional information about our stockholder engagement during 2025.
Process for Determining Executive Compensation
The compensation committee
The compensation committee oversees our executive compensation program and is responsible for approving the nature and amount of the compensation paid to our executive officers and administering our equity compensation plans and awards.
Each year, the compensation committee considers a variety of factors in assessing the competitiveness of our executive compensation program and the total compensation of each of our named executive officers. These factors include our performance against our internal strategic, operational and financial goals, an analysis of the appropriate mix of short-term cash and long-term equity compensation and a thorough review of compensation paid at peer companies compared to the compensation we pay our executives officers.
To maintain pay at competitive levels, our compensation committee strives to set base salaries and total compensation (base salary, target annual bonus opportunity and the grant date value of long-term incentive awards) that align with similar positions among our peer companies for the same element of compensation, while also considering each individual’s depth and breadth of experience, performance and strategic impact to the organization.
For information on the peer companies we use for compensation setting purposes, please see the discussion under “Use of Peer Group and Benchmarking.” To tie executive compensation to performance, short-term incentives are earned based entirely on overall company performance for the year. The compensation committee also considers company performance when determining the size and target amounts of our long-term incentive awards.
As described below, the compensation committee works with members of management and obtains advice from an external independent compensation consultant when making its compensation decisions; however, the compensation committee remains solely responsible for setting the compensation of our named executive officers.

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EXECUTIVE COMPENSATION
The role of management
The Chief Executive Officer makes compensation-related recommendations to the compensation committee with respect to the annual base salaries, target bonus opportunities and long-term incentive award grants for the named executive officers (other than herself). No member of the management team, including our Chief Executive Officer, has a role in determining their own compensation.
The role of the compensation consultant
The compensation committee has engaged a compensation consulting firm, Meridian Compensation Partners, LLC (“Meridian”) to provide it with objective analysis, advice and information regarding executive compensation, including competitive market data and compensation recommendations related to our Chief Executive Officer and our other named executive officers. The compensation committee directly engaged Meridian in 2024 and 2025 to review the peer group used for its 2025 and 2026 compensation determinations to provide an annual review of the Company's executive compensation practices and policies and to provide an overview of market trends and best practices. After consideration of the independence assessment factors provided under the listing rules of the NYSE, the compensation committee determined that Meridian is independent and that the work it performed in 2025 did not raise any conflicts of interest.
Use of peer group and benchmarking
To determine a peer group of companies for executive compensation purposes, the compensation committee, with the assistance of Meridian, continued its practice of reviewing publicly traded companies that were similar in size and complexity to the Company and that operate in similar industries with similar business models.
Based on the review conducted in 2024, the compensation committee developed an updated list of selected peer companies for its 2025 peer group, removing The Beachbody Company, Inc., Denny’s Corporation and WW International, Inc. and adding Dutch Bros Inc. The compensation committee used compensation data from the peer companies as a basis for evaluating base salary and annual bonus target levels, as well as the grant date values and types of long-term incentive awards granted, for the 2025 fiscal year.

2025 Peer Companies Utilized in Evaluating Named Executive Officer Compensation

•Bloomin’ Brands, Inc. •Brinker International, Inc. •Choice Hotels International, Inc. •Dine Brands Global, Inc. •Domino’s Pizza, Inc. •Driven Brands Holdings Inc.	•Dutch Bros Inc. •Jack in the Box, Inc. •Krispy Kreme, Inc. •Life Time Group Holdings, Inc. •National Vision Holdings, Inc. •Papa John’s International, Inc.	•Peloton Interactive, Inc. •Shake Shack, Inc. •Texas Roadhouse, Inc. •The Wendy’s Company •Wingstop Inc. •Wyndham Hotels & Resorts, Inc.

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EXECUTIVE COMPENSATION
Pay mix
The compensation of our named executive officers for the fiscal year 2025 consisted of the following elements:

Compensation Element	Purpose	Features

Base Salary	To attract, motivate and retain highly skilled executives.	Fixed component of pay to provide financial stability based on responsibilities, experience, individual contributions and peer company data.
Annual Cash Bonuses	To promote and reward the achievement of key short-term strategic and business goals of the Company; to motivate and attract executives.	Variable component of pay based on previously established annual Company goals.
Long-Term Incentives	To encourage executives to focus on long-term Company performance and increasing stockholder value; to promote retention of executives; to align the interests of our executives with our stockholders.
Equity component of pay that aligns executive interests with those of our stockholders and rewards stockholder value creation over the long term; for 2025, annual grant 50% in the form of restricted stock units that generally vest in equal installments over a three-year period, and 50% in the form of performance share units that vest in full on the third anniversary of the grant date, subject to the achievement of certain performance criteria. In 2025, new hire restricted stock units and performance share units were granted as described below.

Components of our Executive Compensation Program
Base salary
Each of our named executive officers is paid a base salary. The compensation committee believes this element of compensation is important because it provides a fixed element of compensation that reflects the individual named executive officer’s skills, experience and role, as valued in the marketplace and within the Company. Base salaries are established based on peer group data, internal pay equity considerations and each named executive officer’s skill set, experience and role and responsibilities. Base salaries are reviewed annually, upon hire or promotion, or following a change in job responsibilities and may be adjusted based on the above-referenced criteria and the recommendations of our Chief Executive Officer, except with regard to her own base salary. The initial base salary of each of Mses. Keating and Simmons and Messrs. Stasz, Bode, and Povinelli is set forth in her or his respective employment agreement or offer letter, and has been subsequently adjusted for Mr. Bode and Ms. Simmons by the compensation committee.
Mr. Povinelli’s base salary was set at $575,000, effective as of his commencement of employment with the Company on February 10, 2025. The base salary and other elements of Mr. Povinelli’s compensation were established in connection with his commencement of employment with Company based on advice from Meridian and were informed by peer group compensation data and Mr. Povinelli’s compensation from his prior employer.
The base salaries of our named executive officers as of December 31, 2025 were as follows:
•Ms. Keating, $1,000,000.
•Mr. Stasz, $580,000.
•Mr. Bode, $575,000.
•Ms. Simmons, $453,000.
•Mr. Povinelli, $575,000.

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EXECUTIVE COMPENSATION
Annual bonus plan
Each of our named executive officers was eligible to earn a cash bonus under our 2025 annual bonus plan based on the achievement of key corporate financial and strategic goals. The compensation committee believes this element of compensation is important because it directly ties the compensation paid to our named executive officers with the achievement of key performance goals for the Company, as reflected in the Company’s operating plan.
2025 changes to our annual bonus plan
For the 2024 fiscal year, the compensation committee established separate performance goals applicable to annual bonuses under our 2024 annual bonus plan for our club support center employees and our corporate club employees, which resulted in certain of our named executive officers’ annual bonuses being subject to different performance goals. For the 2025 fiscal year, the performance goals established by the compensation committee applicable to annual bonuses under our 2025 annual bonus plan were the same for both of our club support center and our corporate club employees, which resulted in our named executive officers’ annual bonuses all being subject to the same performance goals.
2025 annual bonus plan
The specific performance goals under the annual bonus plan are chosen by the compensation committee based on their impact on our profitability and the importance of such goals to the near-term success of the Company. Each performance goal has a designed weighting and related payout at threshold, target and maximum levels of achievement. The compensation committee established the corporate performance goals listed below and established the targets for those goals for our 2025 annual bonus plan. The corporate performance goals included goals based on Adjusted EBITDA, system wide same club sales electronic funds transfer (“EFT”) dollars and total system club openings. The tables below show the range of possible payment levels based on achievement of the applicable target for each performance metric. Payment levels between threshold and maximum are determined based on additional defined achievement levels. Under the annual bonus plan, if actual achievement is below the threshold performance level for any performance metric, then no payment is made in respect of that performance metric.
For the 2025 annual bonus plan, the compensation committee set applicable targets that were aligned with our annual operating plan and that the compensation committee believed to be challenging yet achievable at the time it initially set the goals. By establishing targets that are challenging, the compensation committee believes that the performance of our employees, and therefore our performance, is maximized. By setting targets that were thought to be achievable when established, the compensation committee believes that employees will remain motivated to perform at the high level required to achieve the targets.
The level of potential achievement under the annual bonus plan for 2025 ranged from 0% to 200% of target based on our actual performance relative to the applicable target, with the plan having a minimum level of performance required for payout for any of the performance metrics, as set forth in the table below. Bonus plan achievement is non-linear based on the percentage of achievement versus target, as shown in the tables below.

2025 Annual Bonus Plan Performance Targets

	Weighting (%)	Threshold Performance	Target Performance	Maximum Performance

Adjusted EBITDA ($, in millions)*	33.33	489.2	543.5	597.9
Same Club Sales EFT Dollars (system wide) ($, in millions)	33.33	4,045	4,170	4,295
Total system club openings (#)	33.33	149	175	201
Payout percentage (%)		25	100	200
*For a discussion of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to GAAP net income, see Appendix A.

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EXECUTIVE COMPENSATION
The target amount of each applicable named executive officer’s annual cash bonus is set as a percentage of her or his base salary. The target amount for each applicable named executive officer was determined pursuant to her or his respective employment agreement or offer letter and, for each of Mr. Bode and Ms. Simmons, has been subsequently increased by the compensation committee. The target bonus opportunity for each of Ms. Keating, Mr. Stasz and Mr. Povinelli was established when they commenced employment with us based on advice from Meridian and informed by peer group compensation data.
The target bonus opportunity of each of our named executive officers for 2025 is listed in the table below:

Named Executive Officer	Target Bonus Opportunity (as a percentage of base salary)

Colleen Keating	150%
Jay Stasz	75%
Bill Bode	90%
Jennifer Simmons	75%
Brian Povinelli	75%
The actual amount earned by each of Mses. Keating and Simmons and Messrs. Bode, Stasz and Povinelli under our 2025 annual bonus plan was determined by the compensation committee based on the level of achievement of the corporate performance goals described above and below. Payment to each of these named executive officers under the 2025 annual bonus plan was determined by multiplying the payout percentage for the applicable performance target by its weighting and then multiplying that amount by the named executive officer’s target bonus opportunity.
Actual achievement of the 2025 corporate performance goals for Mses. Keating and Simmons, and Messrs. Stasz, Bode and Povinelli was as follows:

Corporate Performance Goal	Weighting	2025 Performance Result	Level of Achievement (as a % of target)	Bonus Earned (as a % of target (as it relates to each weighting))

Adjusted EBITDA ($, in millions)*	33.33%	551.6	101.5%	115.0%
Same Club Sales EFT Dollars (system wide) ($, in millions)	33.33%	4,179	100.2%	107.2%
Total system club openings (#)	33.33%	181	103.4%	122.5%
*For a discussion of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to GAAP net income, see Appendix A.
Based on the above levels of achievement and the weighting of each applicable corporate performance goal, the cumulative performance level achieved with respect to the corporate performance goals and resulting bonus payout for Mses. Keating and Simmons and Messrs. Stasz, Bode and Povinelli was 114.9% of target for 2025.

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EXECUTIVE COMPENSATION
Actual achievement of the 2025 corporate performance goals, target bonus opportunity and overall payout, as applicable to Mses. Keating and Simmons and Messrs. Stasz, Bode and Povinelli were as follows:

Named Executive Officer	Overall Bonus Payout (as a % of target)	Target Bonus Opportunity ($)(1)	2025 Bonus Payment ($)(1)

Colleen Keating	114.9%	1,500,000	1,723,399
Jay Stasz	114.9%	435,000	499,786
Bill Bode	114.9%	517,500	594,573
Jennifer Simmons	114.9%	339,750	390,350
Brian Povinelli	114.9%	383,990	441,178
(1)Target Bonus Opportunity and 2025 Bonus Payment amounts for Mr. Povinelli were prorated for 2025 based on the portion of the year he was employed.
Long-term incentive awards
The Company grants equity awards to our named executive officers, and other key employees, under the Planet Fitness, Inc. 2025 Omnibus Incentive Plan (the “2025 Plan”). Each of our employed named executive officers is eligible to receive equity awards under our annual long-term incentive program. Our annual long-term incentive program is designed to promote stock ownership, tie realized compensation to stock price and financial performance and encourage retention of key executives. Our long-term incentive program is a key tool in aligning executive pay with value creation on behalf of stockholders without promoting excessive risk-taking. To promote retention and leadership continuity, beginning in 2026, equity awards under our annual long-term incentive program will include provisions for continued vesting upon certain qualified retirement scenarios.
To determine the size and component mix of the 2025 annual long-term incentive awards granted to our named executive officers, the compensation committee considered the Company’s overall compensation philosophy and business strategy, along with long-term incentive compensation data from the Company’s peer group provided by Meridian. The 2025 annual long-term incentive awards consisted of 50% performance share units and 50% restricted stock units. Performance share units granted in 2025 are eligible to be earned based on achievement of a predetermined adjusted net income per share, diluted, target goal over a three-year performance period and, to the extent earned, vest in full after three years, generally subject to the named executive officer’s continued employment through the vesting date. This metric is critical to driving value for stockholders and is an important measure of performance for our long-term stockholders.
The compensation committee granted the following annual long-term incentive awards to Mses. Keating and Simmons and Messrs. Stasz, Bode and Povinelli pursuant to the 2025 annual long-term incentive program:

	Restricted Stock Units(1)		Performance Share Units(1)

Name	Number of shares granted (#)	Grant date fair value ($)	Target number of units granted (#)	Grant date fair value ($)(2)

Colleen Keating	26,175	2,499,974	26,175	2,499,974
Jay Stasz	5,161	492,927	5,161	492,927
Bill Bode	4,711	449,948	4,711	449,948
Jennifer Simmons	2,845	271,726	2,845	271,726
Brian Povinelli	2,709	258,737	2,709	258,737
(1)The 2025 annual long-term incentive awards to Mses. Keating and Simmons and Messrs. Stasz, Bode and Povinelli were granted on March 15, 2025.
(2)Grant date fair value calculated assuming target performance.

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EXECUTIVE COMPENSATION
The restricted stock units granted to our named executive officers pursuant to the 2025 annual long-term incentive program vest over three years, in three equal installments beginning on the first anniversary of the grant date, generally subject to continued employment through the applicable vesting date. The performance share units granted to our named executive officers pursuant to the 2025 annual long-term incentive program have a three-year performance period and vest in full on the third anniversary of the grant date (subject to achievement of a pre-established adjusted net income per share, diluted, target for the performance period) and generally subject to continued employment through the vesting date. The number of shares of our Class A common stock issuable under the performance share units is determined based on the level at which the goal is achieved and can range from 0% to 200% of the shares subject to the award. The number of restricted stock units and performance share units granted are based on the fair market value of a share of our Class A common stock as determined by the closing share price of our Class A common stock on the grant date (assuming target performance, in the case of performance share units).
Other 2025 equity awards
In addition to the 2025 annual long-term incentive awards granted to our named executive officers described under “Annual long-term incentive awards,” the compensation committee granted the following incentive awards to Mr. Povinelli in 2025:
•On February 10, 2025, in connection with the commencement of his employment, Mr. Povinelli received a new hire grant of 1,644 restricted stock units of our Class A common stock, with a grant date fair value of $174,905 and 1,644 performance stock units of our Class A common stock, with a grant date fair value of $174,905 (assuming target performance). The compensation committee determined to grant these awards to Mr. Povinelli as an incentive to accept our offer of employment. The new hire restricted stock unit grant vests over three years, in three equal installments beginning on the first anniversary of the grant date, generally subject to continued employment through the applicable vesting date. The new hire performance share unit grant has a three-year performance period and vests in full on March 15, 2027 (subject to achievement of a pre-established adjusted net income per share, diluted, target for the performance period) and generally subject to continued employment through the vesting date.
Stock ownership guidelines
Pursuant to our stock ownership guidelines for our non-employee directors and senior executive officers, (i) our chief executive officer is required to acquire and own stock or stock equivalents in an amount equal to five times her annual base salary and (ii) all other senior executive officers are required to acquire and own stock or stock equivalents in an amount equal to three times their annual base salary. Until the required ownership level is reached, senior executive officers are required to retain 100% of any shares, net of applicable taxes and the payment of any exercise or purchase price (if applicable), received upon the vesting or settlement of equity awards or the exercise of stock options.
Our stock ownership guidelines provide that the following stock or stock equivalents count towards satisfaction of the guidelines: (i) shares of our Class A common stock owned directly or otherwise beneficially owned by the director or executive officer or a member of her or his immediate family residing in the same household; (ii) shares of our Class A common stock underlying unvested restricted stock units; and (iii) vested common units of Pla-Fit Holdings, LLC.
All other unvested equity awards, vested stock options and unearned performance-based equity awards do not count towards satisfaction of the guidelines.
As of December 31, 2025, of our then-current named executive officers, Mses. Keating and Simmons and Mr. Bode had met their applicable stock ownership requirement under these guidelines. The guidelines applicable to our non-employee directors are discussed in more detail under “Director Compensation” below.
Retirement plans
All of our currently employed named executive officers are eligible to participate in our 401(k) Plan, a broad-based retirement plan in which generally all of our full-time U.S.-based employees are eligible to participate. Under our 401(k) Plan, employees are permitted to defer a portion of their annual eligible compensation, subject to the limits imposed by the Internal Revenue Code, and the Company makes a fully vested matching contribution of employee contributions up to a maximum of 4% of compensation. We do not maintain any qualified or non-qualified defined benefit plans or supplemental executive retirement plans that cover our named executive officers.

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EXECUTIVE COMPENSATION
Employee benefits and perquisites
All of our full-time employees, including our currently employed named executive officers, are eligible to participate in our health and welfare plans, including medical and dental benefits, life insurance benefits and short-term and long-term disability insurance. Our currently employed named executive officers are eligible to participate in these plans on the same basis as other eligible employees. We do not maintain any supplemental health or welfare plans for our named executive officers. We also provide certain of our named executive officers, and other key employees, with certain additional limited benefits including payments or reimbursements related to relocation and temporary housing expenses, and commuting travel expenses, as applicable, and tax gross-ups to offset taxes incurred as a result of the provision of such benefits. In 2024, we also reimbursed Ms. Keating for her legal expenses in connection with negotiation of her employment arrangements with the Company. The value of these benefits, to the extent provided to a named executive officer, is included in the “All Other Compensation” column of the summary compensation table below.
Change in control and termination benefits
Each employment agreement or offer of employment and our equity award plans and agreements establish, among other things, the executive’s benefits upon a termination of employment and/or a change in control. For a summary of these arrangements, see “—Potential Payments Upon Termination or Change in Control.”
In addition, effective as of July 1, 2021, the Company adopted the Executive Severance and Change in Control Policy, as may be amended from time to time (the “Severance Policy”), which entitles executive officers and other key employees (including our currently employed named executive officers) to certain severance payments and benefits in the event of certain involuntary terminations, including enhanced severance payments and benefits in the event of certain involuntary terminations occurring on or within a specified time period following a change in control of the Company. Payments and benefits under the Severance Policy will be reduced by the amount of any severance or similar payments or benefits owed to an executive officer under an employment agreement or other arrangement with us and are subject to the executive officer’s compliance with certain non-competition and other restrictive covenants, and the other terms and conditions of the Severance Policy. The material terms of the Severance Policy are described in more detail under “—Potential Payments Upon Termination or Change in Control” below.
The compensation committee considers these severance and change in control benefits to be an important part of our executive compensation program and believes that they are consistent with competitive market practice. The compensation committee believes that providing appropriate severance benefits helps to attract and retain highly qualified executives by mitigating the risks associated with leaving a previous employer and accepting a new position with the Company, and by providing income continuity following an unexpected termination. Furthermore, the compensation committee believes these severance benefits provide our executive officers with a reasonable range of income protection in the event of an involuntary termination, support our executive retention goals and encourage the independence and objectivity of our executive officers in considering potential change-in-control transactions that may result in job loss to them. These arrangements also allow the Company to protect its interests through corresponding confidentiality, non-competition and other restrictive covenants in the event of an executive officer’s termination of employment.
Other Compensation-Related Matters
Clawbacks; insider trading policy
Effective as of February 22, 2019, the Company adopted an Executive Compensation Recoupment Policy, or “clawback” policy, which is administered and enforced by the compensation committee, and applies to any cash or equity-based bonus or other cash or equity-based incentive granted by the Company to any of our executive officers. In the event of a restatement of the Company’s financial results due to material noncompliance with financial reporting requirements under the securities laws, with respect to any cash or equity-based bonus or other cash or equity-based incentive compensation paid or awarded by the Company to any current or former employee who is, or was, an “officer” of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (each, an “Executive Officer”), the compensation committee may, in its discretion, seek reimbursement of any such compensation awarded or paid to the Executive Officer or effect the cancellation of unvested and vested equity awards previously granted, if and to the extent such bonus or incentive compensation was based on the

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EXECUTIVE COMPENSATION
erroneous financial data and was in excess of what would have been paid to the Executive Officer under the accounting restatement. If the achievement of a certain financial result was considered in determining the bonus or incentive compensation awarded or paid to an Executive Officer, but the bonus or incentive compensation was not awarded or paid on a formulaic basis, the compensation committee will determine, in its sole discretion, the amount, if any, by which the payment or award should be reduced or reimbursed. The compensation committee has sole discretion under the policy to determine whether, and from whom, to seek recovery, as well as the form and timing of any recovery, which may include, among other forms of recovery, repayment or an adjustment to future incentive-based compensation payouts or grants.
As a result of the SEC’s final clawback rule adopted in October 2022, the Company adopted a second clawback policy in compliance with applicable rules and regulations of the SEC and NYSE listing standards (the “2023 Clawback Policy”). The 2023 Clawback Policy provides that, in the event of an accounting restatement (within the meaning of the 2023 Clawback Policy), the Company shall promptly seek recoupment of any cash-based and equity-based incentive compensation, bonuses, and awards received by any covered executive (i.e. any current or former Section 16 officer who served during the performance period applicable to the restatement) that were based, wholly or in part, upon the attainment of a financial reporting measure, subject to limited exceptions to the extent permitted by NYSE listing standards. Incentive compensation subject to recoupment under the 2023 Clawback Policy generally includes the excess of the amount of incentive-based compensation received by any Covered Executive during the three completed fiscal years immediately preceding the accounting restatement over the amount of incentive-based compensation that would have been received by the covered executive had such compensation been determined based on restated amounts in the restatement. A copy of the 2023 Clawback Policy is available on our website at http://investor.planetfitness.com and is filed as an exhibit to our Form 10-K. There will be no duplication of recoupment under the policies.
The Company maintains an insider trading policy applicable to our directors, officers, employees and certain other parties identified by the Company from time to time (collectively, “covered persons”) that we believe is reasonably designed to promote compliance with applicable insider trading laws, rules and regulations, as well as the NYSE listing standards. In addition, it is the policy of the Company to comply with all applicable securities laws when transacting in the Company’s securities. Among other things, our insider trading policy (i) prohibits trading by covered persons in our securities while aware of material non-public information about the Company, except under preapproved 10b5-1 trading plans, (ii) specifies our open quarterly trading windows (and who is subject to such windows), our pre-clearance procedures (and who is subject to such procedures) and requirements regarding preapproved trading plans that meet the requirements of Rule 10b5-1 under the Exchange Act, and (iii) prohibits any hedging, short sales and pledging transactions with respect to the Company’s securities by covered persons. Our insider trading policy was filed as Exhibit 19.1 to our 2024 Annual Report on Form 10-K filed with the SEC on February 25, 2025.
Policies and practices related to the grant of certain equity awards
We generally grant annual equity-based awards in March of each year, in conjunction with our annual compensation review and approval process, although the exact timing may change from year to year. The compensation committee may also consider and approve interim grants at other times of the year for new hires and in connection with certain promotions, or grants made for retention or other purposes, from time to time based on business needs, changing compensation practices or other factors, in the discretion of the compensation committee. The compensation committee does not grant equity awards in anticipation of the release of material non-public information, and we have not timed the disclosure of material non-public information for the purpose of affecting the value of executive compensation. In 2025, equity compensation for our named executive officers consisted solely of restricted stock units and performance share units; we did not grant stock options to our named executive officers in 2025.
Compensation risk assessment
During 2025, the compensation committee, in consultation with Meridian, assessed our compensation policies and practices to evaluate whether they create risks that are reasonably likely to have a material adverse effect on the Company. Based on its assessment, the compensation committee concluded that the Company’s compensation policies and practices, in conjunction with the Company’s existing processes and controls, do not create incentives to take risks that are reasonably likely to have a material adverse effect on the Company.

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Compensation Committee Report
The compensation committee has reviewed and discussed the Compensation Discussion and Analysis that appears above with management. Based on such review and discussion, the compensation committee has recommended to our Board that the Compensation Discussion and Analysis that appears above be included in this Proxy Statement.
Respectfully submitted,
THE COMPENSATION COMMITTEE
Enshalla Anderson, Chair
Stephen Spinelli, Jr.
Cammie Dunaway
Christopher Tanco

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Summary Compensation Table
The following table sets forth information concerning the compensation earned by, awarded or paid to our named executive officers for fiscal 2025, 2024 and 2023, as applicable to the named executive officer.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)

Colleen Keating(5) Chief Executive Officer	2025	1,000,000	500,000	4,999,949	1,723,399	14,000	8,237,348
	2024	519,231	—	9,417,675	990,433	52,933	10,980,272
Jay Stasz(6) Former Chief Financial Officer	2025	580,000	—	985,854	499,786	154,931	2,220,571
	2024	66,923	—	499,974	—	18,346	585,243
Bill Bode(7) Chief Operating Officer	2025	575,000	—	899,895	594,573	14,000	2,083,468
	2024	508,193	—	614,828	286,207	13,800	1,423,028
	2023	427,116	—	1,075,000	292,471	13,200	1,807,787
Jennifer Simmons(8) Chief Strategy Officer	2025	450,000	—	543,452	390,350	11,051	1,394,853
	2024	430,770	—	527,914	308,254	140,350	1,407,288
	2023	400,000	—	1,000,000	393,674	164,330	1,958,004
Brian Povinelli(9) Chief Marketing Officer	2025	486,539	—	867,284	441,178	45,008	1,840,009
(1)For Ms. Keating, the amount represents a one-time sign-on retention bonus paid to her in 2025, pursuant to her employment agreement.
(2)Amounts represent the aggregate grant date fair value of restricted stock unit and performance share unit awards, determined in accordance with FASB ASC Topic 718, disregarding the effects of estimated forfeitures, based on the fair market value of a share of our Class A common stock on the date of grant. The underlying valuation assumptions for these awards are discussed in Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal years ended December 31, 2024 and 2023. These amounts do not reflect actual amounts that may be paid to or realized by the named executive officer. With respect to performance share units, granted to our named executive officers in 2025, the aggregate grant date fair value reported in the table above was determined based on the probable outcome of the performance conditions associated with such awards at the date of grant. The aggregate grant date fair value of the performance share unit awards granted in 2025, if maximum performance levels were achieved, would be $4,999,949, $985,854, $899,895, $543,452 and $867,284 for Ms. Keating, Mr. Stasz, Mr. Bode, Ms. Simmons and Mr. Povinelli, respectively. These amounts do not reflect actual amounts that may be paid to or realized by the named executive officer. See “Compensation Discussion and Analysis—Components of our Executive Compensation Program—Annual long-term incentive awards” and “—Other 2025 equity awards”.
(3)Amounts represent annual bonuses earned by our named executive officers under our annual bonus plan for the relevant year, as applicable to each named executive officer. See “Compensation Discussion and Analysis—Components of our Executive Compensation Program—Annual bonus plan.”
(4)Amounts shown in the “All Other Compensation” column for 2025 include the items set forth in the table below, as applicable to each named executive officer.
(5)Ms. Keating joined the Company as our Chief Executive Officer on June 10, 2024. No amounts are reported for Ms. Keating for 2023 because she was not a named executive officer for such year.
(6)Mr. Stasz joined the Company on November 4, 2024 and was appointed as our Chief Financial Officer effective November 15, 2024. No amounts are reported for Mr. Stasz for 2023 because he was not a named executive officer for such year. Mr. Stasz ceased serving as our Chief Financial Officer effective March 9, 2026.
(7)Mr. Bode served as our Division President, U.S. Franchise during 2024 and transitioned to the role of Chief Operating Officer effective March 3, 2025.
(8)Ms. Simmons served as our Division President, Corporate Clubs during 2024 and transitioned to the role of Chief Strategy Officer effective March 3, 2025.
(9)Mr. Povinelli joined the Company as our Chief Marketing Officer on February 10, 2025. No amounts are reported for Mr. Povinelli for 2024 or 2023 because he was not a named executed officer for such years.

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	All Other Compensation

Name	401(K) Company Match Contributions ($)(1)	Tax Gross-Ups ($)(2)	Payment of Relocation & Temporary Housing Expenses ($)(3)	Other ($)(4)	Total ($)

Colleen Keating	14,000	—	—	—	14,000
Jay Stasz	—	25,810	129,121	—	154,931
Bill Bode	14,000	—	—	—	14,000
Jennifer Simmons	11,051	—	—	—	11,051
Brian Povinelli	12,385	6,004	15,000	11,619	45,008
(1)Represents our matching contributions to the Planet Fitness 401(k) Plan, which is a broad-based tax-qualified defined contribution plan for our U.S.-based employees.
(2)For Mr. Stasz, represents a tax gross-up with respect to his relocation assistance payments. For Mr. Povinelli, represents a tax gross-up with respect to his relocation assistance payments and his commuting travel expense payments.
(3)Represents reimbursement of relocation expenses as well as temporary housing assistance for Mr. Stasz in connection with his relocation to the Hampton, New Hampshire area in connection with his commencement of employment and the reimbursement of relocation expenses as well as temporary housing assistance for Mr. Povinelli in connection with his relocation to the Hampton, New Hampshire area in connection with his commencement of employment.
(4)Represents the reimbursement of commuting travel expenses for Mr. Povinelli in connection with his employment.

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EXECUTIVE COMPENSATION
Grants of Plan-Based Awards Table
The following table sets forth information regarding plan-based awards made to each of our named executive officers during our 2025 fiscal year.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)

Name	Grant Date	Threshold ($)(2)	Target ($)(2)	Maximum ($)(2)	Threshold (#)(3)	Target (#)(3)	Maximum (#)(3)

Colleen Keating	3/15/2025	375,000	1,500,000	3,000,000
	3/15/2025				13,087	26,175	52,350		2,499,974
	3/15/2025							26,175	2,499,974
Jay Stasz	3/15/2025	108,750	435,000	870,000
	3/15/2025				2,580	5,161	10,322		492,927
	3/15/2025							5,161	492,927
Bill Bode	3/15/2025	129,375	517,500	1,035,000
	3/15/2025				2,355	4,711	9,422		449,948
	3/15/2025							4,711	449,948
Jennifer Simmons	3/15/2025	84,938	339,750	679,500
	3/15/2025				1,422	2,845	5,690		271,726
	3/15/2025							2,845	271,726
Brian Povinelli	3/15/2025	95,997	383,990	767,979
	2/10/2025				822	1,644	3,288		174,905
	3/15/2025				1,354	2,709	5,418		258,737
	2/10/2025							1,644	174,905
	3/15/2025							2,709	258,737
(1)Represents annual cash bonus opportunities granted under our annual bonus plan. As described in our “Compensation Discussion and Analysis—Components of our Executive Compensation Program—Annual bonus plan” above, each named executive officer was eligible to receive a target annual bonus equal to a percentage of her or his annual base salary for 2025.
(2)Under the 2025 annual bonus plan, amounts shown in the “Threshold” column represent 25% of the named executive officer’s target bonus amount and amounts shown in the “Maximum” column represent 200% of the named executive officers’ target bonus amount. See “Compensation Discussion and Analysis—Components of our Executive Compensation Program—Annual bonus plan”.
(3)Represents threshold, target and maximum potential future payouts under the performance share units granted to our named executive officers in 2025. The performance share units have a three-year performance period ending December 31, 2027 and vest in full, if at all, on the third anniversary of the grant date (or March 15, 2027 for Mr. Povinelli’s performance share units granted on February 10, 2025) subject to achievement of pre-established performance metrics over the performance period and generally subject to the named executive officer’s continued employment through the vesting date. For a detailed description of the vesting terms, see “Compensation Discussion and Analysis—Components of our Executive Compensation Program—Annual long-term incentive awards” and “—Other 2025 equity awards”.
(4)Represents restricted stock units granted to our named executive officers in 2025. The restricted stock units granted to our named executive officers, vest over three years, in equal annual installments beginning on the first anniversary of the grant date, generally subject to the named executive officer’s continued employment through the applicable vesting date. See “Compensation Discussion and Analysis—Components of our Executive Compensation Program—Annual long-term incentive awards” and “—Other 2025 equity awards”.
(5)With respect to restricted stock units granted to each of our named executive officers, reflects the grant date fair value of the equity awards granted in 2025 determined in accordance with FASB ASC Topic 718. With respect to performance share units for each of our named executive officers, reflects the grant date fair value determined in accordance with FASB ASC Topic 718 and based on the probable outcome of the performance conditions associated with such awards at the date of grant. See footnote (2) to the “Summary Compensation Table.”

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Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Employment agreements
Each of our named executive officers for 2025 was party to an employment agreement or offer letter with us. The material terms of the agreements are as follows:
Base salaries, performance bonus opportunities and other benefits
Pursuant to her employment agreement, Ms. Keating is entitled to an annual base salary of $1,000,000. Ms. Keating is also eligible to earn an annual cash bonus, with a target of 150% of her annual base salary, based upon the achievement of performance goals determined by our Board or the compensation committee. Pursuant to the terms of her employment agreement, in 2025 Ms. Keating received a sign-on bonus in the amount of $500,000, which amount was payable on the first regular Company payroll date following the first anniversary of her employment start date. Pursuant to the terms of her employment agreement, Ms. Keating is entitled to receive reimbursement of her expenses related to her relocation to the Hampton, New Hampshire area, in an amount up to $100,000.
Pursuant to his employment agreement, Mr. Stasz was entitled to an annual base salary of $580,000. Effective January 1, 2025, Mr. Stasz was also eligible to earn an annual cash bonus, with a target of 75% of his annual base salary, based upon the achievement of performance goals determined by our Board or the compensation committee. Pursuant to the terms of his employment agreement, in 2024 Mr. Stasz received certain new hire incentive equity awards with a combined target grant date value of $500,000, and in 2025 he received reimbursement of his expenses related to his relocation to the Hampton, New Hampshire area, together with a tax gross-up on such amount in an amount of $102,931, and reimbursement for temporary housing expenses in the amount of $52,000. Mr. Stasz ceased serving as the Chief Financial Officer effective March 9, 2026 and we appointed Mr. Fitzgerald as our Interim Chief Financial Officer effective on the same day.
Pursuant to his employment agreement, Mr. Bode is entitled to an annual base salary, which has been increased to $575,000. Mr. Bode is also eligible to earn an annual cash bonus, with an initial target, which has been increased to 90% of his annual base salary, based upon the achievement of performance goals determined by our Board or the compensation committee. Mr. Bode transitioned to the role of Chief Operating Officer effective March 3, 2025.
Pursuant to her employment agreement, Ms. Simmons is entitled to an annual base salary, which has subsequently been increased, most recently to $453,000 in 2025. Ms. Simmons is also eligible to earn an annual cash bonus, with an initial target, which has subsequently been increased to 75% of her annual base salary, based upon the achievement of performance goals determined by our Board or the compensation committee. Ms. Simmons transitioned to the role of Chief Strategy Officer effective March 3, 2025.
Pursuant to his employment agreement, Mr. Povinelli is entitled to an annual base salary of $575,000. Mr. Povinelli is also eligible to earn an annual cash bonus, with an initial target of 75% of his annual base salary, based upon the achievement of performance goals determined by our Board or the compensation committee. Mr. Povinelli was entitled to receive certain new hire incentive equity awards pursuant to the terms of his employment agreement, which equity awards were granted in 2025 as described above under “Compensation Discussion and Analysis-Components of our Executive Compensation Program-Other 2025 equity awards.” In addition, Mr. Povinelli’s employment agreement provides for reimbursement of his expenses related to his relocation to the Hampton, New Hampshire area, in an amount up to $150,000, a temporary housing stipend of $5,000 per month for three (3) months following his employment start date and reimbursement of his expenses related to his travel to our offices in Hampton, New Hampshire through August 2027, subject to Mr. Povinelli’s continued service through such time and in accordance with the Company’s travel and entertainment expense reimbursement policy.
Mses. Keating and Simmons and Messrs. Bode and Povinelli may also be entitled to payments and benefits upon certain terminations of employment under the Severance Policy, which are described below under “—Potential Payments Upon Termination or Change in Control.” In connection with his departure from the Company, Mr. Stasz was eligible to receive severance under the Severance Policy.

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EXECUTIVE COMPENSATION
Outstanding Equity Awards at 2025 Year-End
The following table shows the outstanding equity awards held by our named executive officers as of December 31, 2025.

		Option Awards				Stock Awards

Name	Award Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Shares or Units of Stock That Have Not Vested ($)(3)

Colleen Keating	6/10/2024					36,726	(4)	3,983,669
	6/10/2024					19,588	(5)	2,124,710
	3/15/2025					26,175	(5)	2,839,202
	6/10/2024								58,762	(6)	6,373,914
	3/15/2025								52,350	(6)	5,678,405
Jay Stasz	11/4/2024					2,112	(5)	229,089
	3/15/2025					5,161	(5)	559,814
	11/4/2024								6,336	(6)	687,266
	3/15/2025								10,322	(6)	1,119,627
Bill Bode	10/11/2016	9,863	—	19.81	10/11/2026
	3/31/2017	16,335	—	19.27	3/31/2027
	4/2/2018	5,185	—	36.42	4/2/2028
	4/9/2019	2,086	—	70.44	4/9/2029
	3/6/2020	2,241	—	64.35	3/6/2030
	3/19/2021	6,961	—	78.35	3/19/2031
	3/15/2022	2,184	729	83.04	3/15/2032
	3/15/2022					372	(7)	40,351
	3/15/2023					952	(5)	103,263
	3/15/2024					3,382	(5)	366,846
	3/15/2025					4,711	(5)	511,002
	3/15/2023					2,916	(6)	316,299
	3/15/2024								10,144	(6)	1,100,320
	3/15/2025								9,422	(6)	1,022,004
Jennifer Simmons	3/15/2022	—	473	83.04	3/15/2032
	3/15/2022					241	(7)	26,141
	3/15/2023					885	(5)	95,996
	3/15/2024					2,904	(5)	314,997
	3/15/2025					2,845	(5)	308,597
	3/15/2023					2,712	(6)	294,171
	3/15/2024								8,710	(6)	944,774
	3/15/2025								5,690	(6)	617,194
Brian Povinelli	2/10/2025					1,644	(5)	178,325
	3/15/2025					2,709	(5)	293,845
	2/10/2025								3,288	(6)	356,649
	3/15/2025								5,418	(6)	587,690

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(1)Represents stock options that are subject to time-based vesting and vest over four years, in approximately equal annual installments beginning on the first anniversary of the grant date, generally subject to the named executive officer’s continued employment through the applicable vesting date.
(2)In each case, the exercise price is equal to the closing price per share of our Class A common stock on the grant date, as reported on the NYSE.
(3)In each case, the market value is based on the closing price of $108.47 per share of our Class A common stock as of December 31, 2025, the last trading day of 2025, as reported on the NYSE.
(4)Represents restricted stock units that are subject to time-based vesting and vest over two years, in approximately equal annual installments, beginning on the first anniversary of the grant date, generally subject to the named executive officer’s continued employment through the applicable vesting date.
(5)Represents restricted stock units that are subject to time-based vesting and vest over three years, in approximately equal annual installments, beginning on the first anniversary of the grant date, generally subject to the named executive officer’s continued employment through the applicable vesting date. For a detailed description of the vesting terms of the restricted stock units, see “Compensation Discussion and Analysis—Components of our Executive Compensation Program—Annual long-term incentive awards” and “—Other 2025 equity awards.”
(6)Represents performance share units granted in 2023, 2024 and 2025, as applicable. Performance share units granted in 2023 have a one-year performance period ending on December 31, 2023, and vest in full on the third anniversary of the grant date, subject to achievement of pre-established performance metrics and generally subject to the named executive officer’s continued employment through the vesting date. The number of performance share units reported in the table for the awards granted in 2023 is the number of units that were earned based on performance (102.2% of target for 2023). Performance share units granted in 2024 and 2025 have a three-year performance period ending on December 31, 2026 and December 31, 2027, respectively, and vest in full, if at all, on the third anniversary of the grant date (or March 15, 2027 for Mr. Stasz’s performance share units granted on November 4, 2024 and Mr. Povinelli’s performance share units granted on February 10, 2025) subject to achievement of pre-established performance metrics and generally subject to the named executive officer’s continued employment through the vesting date. Under applicable SEC rules, the number of performance share units reported in the table for the awards granted in 2024 and 2025 is calculated assuming that maximum performance is achieved for future years and that 200% of the target award will be earned. For a detailed description of the vesting terms of the 2025 performance share units, see “Compensation Discussion and Analysis—Components of our Executive Compensation Program—Annual long-term incentive awards” and “—Other 2025 equity awards.”
(7)Represents restricted stock units that are subject to time-based vesting and vest over four years, in approximately equal annual installments, beginning on the first anniversary of the grant date, generally subject to the named executive officer’s continued employment through the applicable vesting date.
Option Exercises and Stock Vested
The following table shows information regarding the options exercised and vesting of stock awards held by our named executive officers during our 2025 fiscal year.

	Option Awards		Stock Awards

Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)(1)	Number of shares realized on vesting (#)	Value realized on vesting ($)(2)

Colleen Keating	—	—	46,520	4,759,461
Jay Stasz	—	—	1,056	96,434
Bill Bode	—	—	9,680	992,900
Jennifer Simmons	1,258	35,969	8,051	830,636
Brian Povinelli	—	—	—	—
(1)For stock options, the value realized represents the difference between the price of our Class A common stock at the time of exercise and the exercise price of the stock option multiplied by the number of options exercised.
(2)Reflects the value of restricted stock units that vested in 2025, based on the closing price of our Class A common stock as reported on the NYSE on the vesting date.

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EXECUTIVE COMPENSATION
Pension Benefits and Nonqualified Deferred Compensation
None of our named executive officers participated in or received benefits from a pension plan or from a non-qualified deferred compensation plan during our 2025 fiscal year or prior years.
Potential Payments Upon Termination or Change in Control
Executive Severance & Change in Control Policy
Each of our currently employed named executive officers is, and prior to his separation on March 9, 2026 Mr. Stasz was, eligible to participate in the Severance Policy. Mr. Fitzgerald is not eligible to participate in the Severance Policy. Receipt and retention of any payments or benefits under the Severance Policy is conditioned upon the named executive officer’s timely and effective execution of a separation agreement containing a release of claims in favor of us, and continued compliance with the non-competition, non-solicitation and confidentiality obligations contained in the Severance Policy and in any other agreement with us.
Under the Severance Policy, an “involuntary termination” is any termination of employment by us other than for cause (as defined in the Severance Policy) or by the named executive officer for good reason (as defined in the Severance Policy) and excludes any termination of employment by reason of death or disability. In advance of the effective date of the Severance Policy, each of Mr. Bode and Ms. Simmons entered into a letter agreement with us acknowledging that the terms of the Severance Policy superseded any and all terms in their respective employment agreements that are otherwise covered by the Severance Policy, and that in no event would the named executive officer receive duplicate benefits. From and after the effective date of the Severance Policy, each new hire to whom the Severance Policy applies, including Ms. Keating and Messrs. Stasz and Povinelli, acknowledges its applicability in conjunction with the acceptance of terms set forth in their respective employment offer letters. Any provisions in employment agreements with our named executive officers not addressed in the Severance Policy remain in full force and effect.
In the event of a named executive officer’s involuntary termination that does not occur upon or within 24 months following a change in control (as defined in the Severance Policy), the Severance Policy provides for the following payments and benefits:
(a)base salary continuation (for Ms. Keating, in an amount equal to 200% of her base salary and for each of Messrs. Stasz, Bode and Povinelli and Ms. Simmons, in an amount equal to 100% of her or his base salary);
(b)a lump sum cash payment equal to a pro-rated portion of the named executive officer’s annual cash bonus for the calendar year in which the involuntary termination occurs, determined pursuant to the annual cash bonus plan;
(c)if the named executive officer is enrolled in a medical, dental and/or vision plan sponsored by us immediately prior to the separation date, a lump sum cash payment equal to our monthly portion of the premium for such enrollment multiplied by 12; and
(d)the named executive officer’s time-based equity awards that would have otherwise vested within the 12 months following her or his termination of employment will remain outstanding and eligible to vest for 12 months following her or his termination of employment, with other unvested incentive equity awards granted by the Company forfeited without consideration, except that, with respect to any performance-based equity awards for which the performance period has concluded at the time of the involuntary termination but that have not yet been paid, the named executive officer will retain the right to receive shares that have vested or will vest within 12 months following the separation date in accordance with the terms of any such awards.
In the event of a named executive officer’s involuntary termination that occurs upon or within 24 months following a change in control, the Severance Policy provides for the following payments and benefits:
(a)a lump sum cash payment equal to a multiple of base salary (for Ms. Keating, 300% and for each of Messrs. Stasz, Bode and Povinelli and Ms. Simmons,150%);
(b)a lump sum cash payment equal to 100% of the named executive officer’s target annual cash bonus for the calendar year in which the change in control occurs;

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(c)if the named executive officer is enrolled in a medical, dental and/or vision plan sponsored by us immediately prior to the separation date, a lump sum cash payment equal to our monthly portion of the premium for such enrollment multiplied by 12; and
(d)immediate vesting of all unvested time-based and performance-based equity awards, with performance-based equity awards vesting at target, except that, with respect to any performance-based equity awards for which the performance period has concluded at the time of the involuntary termination but that have not yet been paid, the named executive officer will instead be paid in accordance with the terms of any such awards.
The Severance Policy provides for a Section 280G “better of provision” such that payments or benefits that each of our named executive officers receives in connection with a change in control will be reduced to the extent necessary to avoid the imposition of any excise tax under Sections 280G and 4999 of the Code if such reduction would result in a greater after tax payment amount for such named executive officer than if he or she had been paid the full amount of such payments or benefits, with such amount subject to the excise tax.
The severance payments and other benefits described above under the Severance Policy will be reduced by the amount of any similar payments and benefits under any employment agreement or other arrangement with us that are not otherwise superseded by the Severance Policy.
Equity Awards
Pursuant to the stock option, performance share unit and restricted stock unit award agreements under the 2025 Plan, upon termination of employment, any unvested stock options, performance share units or restricted stock units then-held by our named executive officers will be immediately forfeited, and if employment is terminated for cause or under circumstances that would have constituted termination for cause, any vested stock options will also be forfeited immediately. If employment is terminated due to death or disability, any vested stock options will remain exercisable until the earlier of one year following termination or the original term of the option. If employment is terminated for other reasons, any vested stock options will remain exercisable until the earlier of three months following termination or, if earlier, until the end of the original term of the option.
Pursuant to the terms of the Severance Policy and/or the applicable named executive officer’s employment agreement, our named executive officers may be entitled to additional and/or accelerated vesting of equity awards in the event of certain involuntary terminations of employment, as described above.
Restrictive covenants
Receipt and retention of benefits under the Severance Policy is conditioned on the named executive officer’s compliance with covenants not to compete with us or to solicit our franchisees, employees or other service providers during employment and for the duration of the applicable “severance period” following termination of employment. Under the Severance Policy, the “severance period” is the number of months equal to 12 times the percentage of base salary the named executive officer is eligible to receive in the event of an involuntary termination (whether payable as salary continuation or in a lump sum). For example, an entitlement to 300% of base salary would result in a severance period of 36 months. The Severance Policy also includes covenants relating to confidentiality and non-disparagement.
Pursuant to each of their respective employment agreement, Mses. Keating and Simmons and Messrs. Stasz, Bode and Povinelli are bound by certain restrictive covenants, including covenants relating to confidentiality and assignment of intellectual property rights, as well as covenants not to compete with us or to solicit our customers, prospective customers, employees or other service providers during employment and for one year following termination of employment.

Planet Fitness Proxy Statement 2026	47

EXECUTIVE COMPENSATION
Estimated severance payments
The following table sets forth the estimated dollar value of the payments and benefits that would have become payable to each of our currently employed named executive officers in each of the potential termination scenarios, assuming the applicable triggering event had occurred on December 31, 2025. The calculations of the value of the equity awards use the closing price per share of our Class A common stock as reported on the NYSE as of December 31, 2025, the last trading day of 2025, which was $108.47 per share.

Named Executive Officer	Executive Payments and Benefits Upon Separation	Involuntary Termination without Cause or Termination by Executive for Good Reason Without Change in Control ($)(1)	Involuntary Termination without Cause or Termination by Executive for Good Reason With Change in Control ($)(2)

Colleen Keating	Severance	3,723,399	4,500,000
	Equity Awards	5,992,425	14,973,741
	Health Benefits	15,993	15,993
	Total	9,731,817	19,489,734
Jay Stasz(3)	Severance	1,079,786	1,305,000
	Equity Awards	301,149	1,692,349
	Health Benefits	18,067	18,067
	Total	1,399,002	3,015,416
Bill Bode	Severance	1,169,573	1,380,000
	Equity Awards	722,410	1,966,995
	Health Benefits	22,744	22,744
	Total	1,914,727	3,369,739
Jennifer Simmons	Severance	843,351	1,019,251
	Equity Awards	625,113	1,563,595
	Health Benefits	22,625	22,625
	Total	1,491,089	2,605,471
Brian Povinelli	Severance	1,016,179	1,293,750
	Equity Awards	187,111	944,340
	Health Benefits	22,744	22,744
	Total	1,226,034	2,260,834
(1)Represents the cash amount payable or the value of accelerated vesting, as applicable, upon an eligible termination event pursuant to the Severance Policy, based on the assumptions set forth above. For purposes of the performance share awards granted in 2023 for which the performance period ended prior to December 31, 2025, because the performance period was complete at the time of the hypothetical termination of employment and the shares would otherwise have vested within 12 months following the separation date, the performance share units remain outstanding in accordance with their terms, but are not subject to accelerated vesting. No amounts are included in respect of performance share awards granted in 2024 and 2025 because the performance period had not concluded on or prior to December 31, 2025 and therefore, such awards would have been forfeited without consideration.
(2)Represents the cash amount payable or the value of accelerated vesting, as applicable, upon an eligible termination event pursuant to the Severance Policy, based on the assumptions set forth above. For purposes of the performance share awards granted in 2023 for which the performance period ended prior to December 31, 2025, because the performance period was complete at the time of the hypothetical termination of employment, the performance share units remain outstanding in accordance with their terms, but are not subject to accelerated vesting. For purposes of the performance share awards granted in 2024 and 2025, because the performance period had not concluded on or prior to December 31, 2025, the amount includes the value of accelerated vesting of the performance stock units assuming target performance.
(3)In connection with his departure from the Company, Mr. Stasz was eligible to receive severance under the Severance Policy.

48	Planet Fitness Proxy Statement 2026

EXECUTIVE COMPENSATION
Pay Versus Performance
As required by Item 402(v) of Regulation S-K, we are providing the following disclosure regarding the relationship between executive compensation actually paid and certain financial performance of the Company for our principal executive officer (“PEO”) and our named executive officers other than our PEO (“Non-PEO NEOs”) for the fiscal years listed below. The compensation committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown. For further information concerning the Company’s core compensation objectives, refer to “Executive Compensation – Compensation Discussion and Analysis” above.

Year	Summary Compensation Table Total for PEO($)(1)			Compensation Actually Paid to PEO($)(2)			Average Summary Compensation Table Total for Non-PEO NEOs ($)(3)	Average Compensation Actually Paid to Non-PEO NEOs ($)(4)	Value of Initial Fixed $100 Investment based on:		Net Income (in thousands) ($)(7)	Adjusted EBITDA (in thousands) ($)(8)

	Keating	Benson	Rondeau	Keating	Benson	Rondeau			Total Stockholder Return ($)(5)	Peer Group Total Stockholder Return ($)(6)

2025	8,237,348	—	—	10,148,311	—	—	1,884,725	2,122,776	139.73	155.35	220,264	551,644
2024	10,980,272	284,507	—	14,730,500	324,115	—	1,193,539	1,703,606	127.36	132.18	174,243	487,710
2023	—	232,774	5,691,513	—	218,733	(5,287,218)	2,124,369	1,671,381	94.04	106.00	147,035	435,376
2022	—	—	5,644,947	—	—	3,968,988	1,073,495	338,939	101.51	91.77	110,456	365,834
2021	—	—	9,272,049	—	—	11,946,934	2,079,985	2,429,979	116.68	122.78	46,122	222,310
(1)Represents the total from the Summary Compensation Table for Christopher Rondeau for the years 2021-2023, for Gov. Benson for the years 2023-2024 and for Ms. Keating for the years 2024-2025. Mr. Rondeau served as our PEO during the periods reflected in this table from January 1, 2021 until September 15, 2023. Gov. Benson served as our PEO from September 15, 2023 until June 10, 2024. Ms. Keating served as our PEO from June 10, 2024 through December 31, 2025. In 2023, severance was paid to Mr. Rondeau pursuant to the terms of the Severance Policy.
(2)Represents the amount of compensation actually paid to Mr. Rondeau for the years 2021-2023 to Gov. Benson for the years 2023-2024, and to Ms. Keating for the years 2024-2025, as computed in accordance with Item 402(v) of Regulation S-K. The chart below details the additions to and deductions from the Summary Compensation Table totals to calculate the compensation actually paid amounts. In 2023, Mr. Rondeau forfeited portions of his unvested equity awards as a result of his separation from the Company.
(3)Represents the average total from the Summary Compensation Table in each applicable year for the Non-PEO NEOs, which are comprised of: for 2025: Messrs. Stasz, Bode and Povinelli and Ms. Simmons; for 2024: Messrs. Stasz, Bode and Fitzgerald, and Ms. Simmons; for 2023: Messrs. Hymes, Fitzgerald and Bode, and Ms. Simmons; for 2022: Messrs. Fitzgerald and Bode, Ms. Simmons, Dorvin Lively and Jeremy Tucker; and for 2021: Messrs. Lively, Fitzgerald, Bode and Tucker. In 2023, severance was paid to Mr. Hymes pursuant to the terms of the Severance Policy. In 2022, Messrs. Lively and Tucker did not receive annual bonuses, and severance was paid to Mr. Tucker pursuant to the terms of the Severance Policy.
(4)Represents the average amount of compensation actually paid to the Non-PEO NEOs, as computed in accordance with Item 402(v) of Regulation S-K. The chart below details the additions to and deductions from the Summary Compensation Table totals to calculate the compensation actually paid amounts. In 2023, Mr. Hymes forfeited portions of his unvested equity awards as a result of his separation from the Company. In 2022, Messrs. Lively and Tucker forfeited portions of their unvested prior year equity awards as a result of Mr. Lively’s retirement and Mr. Tucker’s separation from the Company.
(5)Represents the cumulative total return on $100 invested in the Company’s Class A common stock as of the last day of public trading of the Company’s Class A common stock in fiscal year 2020 through the last day of public trading of the Company’s Class A common stock in the applicable fiscal year for which the cumulative total return is reported. The Company did not pay dividends for any of 2025, 2024, 2023, 2022 or 2021.
(6)Represents the cumulative total return on $100 invested as of the last day of public trading in fiscal year 2020 through the last day of public trading in the applicable fiscal year for which the cumulative total return is reported. The peer group used for this purpose is the Invesco Dynamic Leisure & Entertainment ETF (“PEJ”), the same peer group used for purposes of Item 201(e) of Regulation S-K. The return of this index is calculated assuming reinvestment of dividends during the period presented.
(7)Represents net income disclosed in our Annual Report on Form 10-K for the years ended December 31, 2025, 2024, 2023, 2022 and 2021.

Planet Fitness Proxy Statement 2026	49

EXECUTIVE COMPENSATION
(8)Adjusted EBITDA represents net income before interest, taxes, depreciation and amortization, adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing performance of the Company’s core operations. For a discussion of Adjusted EBITDA and a reconciliation of GAAP net income to Adjusted EBITDA, see Appendix A.
In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the applicable PEO’s total compensation for each year to determine the compensation actually paid to her or him for the relevant year:
Keating

Year	Summary Compensation Table Total for PEO ($)	Fair value of equity awards granted from Summary Compensation Table ($)(1)	Fair value of current year equity awards at year-end ($)(2)	Change in fair value of prior years’ awards unvested at fiscal year-end ($)(2)	Change in fair value of prior years’ awards that vested in current fiscal year ($)(2)	Forfeitures of prior year awards fair value ($)(2)	Compensation Actually Paid to PEO ($)

2025	8,237,348	(4,999,949)	5,928,211	822,672	160,029	—	10,148,311
2024	10,980,272	(9,417,675)	13,167,903	—	—	—	14,730,500
Benson

Year	Summary Compensation Table Total for PEO ($)	Fair value of equity awards granted from Summary Compensation Table ($)(1)	Fair value of current year equity awards at year-end ($)(2)	Change in fair value of prior years’ awards unvested at fiscal year-end ($)(2)	Change in fair value of prior years’ awards that vested in current fiscal year ($)(2)	Forfeitures of prior year awards fair value ($)(2)	Compensation Actually Paid to PEO ($)

2024	284,507	(102,073)	141,681	—	—	—	324,115
2023	232,774	(115,000)	100,959	—	—	—	218,733
Rondeau

Year	Summary Compensation Table Total for PEO ($)	Fair value of equity awards granted from Summary Compensation Table ($)(1)	Fair value of current year equity awards at year-end ($)(2)	Change in fair value of prior years’ awards unvested at fiscal year-end ($)(2)	Change in fair value of prior years’ awards that vested in current fiscal year ($)(2)	Forfeitures of prior year awards fair value ($)(2)	Compensation Actually Paid to PEO ($)

2023	5,691,513	(3,670,001)	592,760	(361,082)	(649,001)	(6,891,407)	(5,287,218)
2022	5,644,947	(3,486,501)	3,331,394	(986,978)	(533,874)	—	3,968,988
2021	9,272,049	(5,809,811)	6,994,560	1,092,643	397,493	—	11,946,934
(1)Represents the grant date fair value of equity-based awards granted each year as reported in the “Stock Awards” and “Option Awards” column of the Summary Compensation Table for the applicable year.
(2)Reflects the value of equity calculated in accordance with the SEC methodology for determining compensation actually paid for each period presented. The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; and (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year. The valuation assumptions used to calculate the fair values of options, restricted stock units, and performance share units include the stock price as of the applicable measuring date and, in the case of performance share units, the probable outcome of the performance conditions as of the applicable measuring date (or actual performance results approved by the compensation committee as of the applicable vesting date). Otherwise, the valuation assumptions used to calculate fair values did not materially differ from those used in our disclosures of fair value as of the grant date.

50	Planet Fitness Proxy Statement 2026

EXECUTIVE COMPENSATION
In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the Non-PEO NEOs as a group for each year to determine the compensation actually paid:

Year	Summary Compensation Table Total for Non-PEO NEOs ($)	Fair value of equity awards granted from Summary Compensation Table ($)(1)	Fair value of current year equity awards at year-end ($)(2)	Change in fair value of prior years’ awards unvested at fiscal year-end ($)(2)	Change in fair value of prior years’ awards that vested in current fiscal year ($)(2)	Forfeitures of prior year awards fair value ($)(2)	Compensation Actually Paid to Non-PEO NEOs ($)

2025	1,884,725	(824,121)	964,027	71,057	27,088	—	2,122,776
2024	1,193,539	(410,679)	632,867	250,857	37,022	—	1,703,606
2023	2,124,369	(1,112,000)	840,851	(70,204)	(37,661)	(73,974)	1,671,381
2022	1,073,495	(436,179)	275,618	(18,902)	25,452	(580,545)	338,939
2021	2,079,985	(892,298)	1,073,811	127,536	40,945	—	2,429,979
(1)Represents the average grant date fair value of equity-based awards granted each year as reported in the “Stock Awards” and “Option Awards” column of the Summary Compensation Table for the applicable year.
(2)Reflects the average value of equity calculated in accordance with the SEC methodology for determining compensation actually paid for each period presented. The equity award adjustments for each applicable year include the same methodology described above for the PEO.
Relationship between Compensation Actually Paid and Performance Measures
The following chart sets forth the relationship between compensation actually paid to our PEO, the average of compensation actually paid to our Non-PEO NEOs, and our net income during the five most recently completed fiscal years:

Planet Fitness Proxy Statement 2026	51

EXECUTIVE COMPENSATION
The following chart sets forth the relationship between compensation actually paid to our PEO, the average of compensation actually paid to our Non-PEO NEOs, and our Adjusted EBITDA during the five most recently completed fiscal years:

Compensation Actually Paid vs Adjusted EBITDA
$600
$500
$400
$300
$200
Adjusted EBITDA (in millions)
$15
$10
$5
$0
$(5)
Compensation Actually Paid (in millions)
2021
2022
2023
2024
2025
PEO CAP (Keating)
PEO CAP (Benson)
PEO CAP (Rondeau)
Non-PEO NEO CAP
Adjusted EBITDA

(1)Adjusted EBITDA represents net income before interest, taxes, depreciation and amortization, adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing performance of the Company’s core operations. For a discussion of Adjusted EBITDA and a reconciliation of GAAP net income to Adjusted EBITDA, see Appendix A.
The cumulative total return of the Company’s Class A common stock at the end of fiscal year 2025 as compared to the end of fiscal year 2020 was $139.73 as compared to $155.35 for the peer group presented for this purpose (the PEJ).
The amount of compensation actually paid to our PEO and the average amount of compensation actually paid to the Non-PEO NEOs is generally aligned with the Company’s cumulative total stockholder return over the five years presented in the table. Compensation actually paid is significantly impacted by changes in our stock price due to the fact that long-term equity incentive awards generally comprise a substantial portion of our named executive officers’ compensation and compensation actually paid includes the change in fair value for all equity awards that were outstanding and unvested at year-end or awards that vested during the year.

52	Planet Fitness Proxy Statement 2026

EXECUTIVE COMPENSATION
The following chart compares compensation actually paid to (i) the cumulative total return on $100 invested as of the end of fiscal year 2020 in the Company’s Class A common stock and (ii) the weighted cumulative total return on $100 invested as of the end of fiscal year 2020 for the PEJ, in each case, for the five most recently completed fiscal years:

Compensation Actually Paid vs TSR
$175
$150
$125
$100
$75
Total Shareholder Return
$15
$10
$5
$0
$(5)
Compensation Actually Paid (in millions)
2021
2022
2023
2024
2025
PEO CAP (Keating)
PEO CAP (Benson)
PEO CAP (Rondeau)
Non-PEO NEO CAP
Planet Fitness TSR
PEJ TSR

Financial Performance Measures
The performance metrics listed below represent the most important metrics we use to link compensation actually paid to our named executive officers for 2025 to the Company’s performance:
•Adjusted EBITDA (our Company Selected Measure under Item 402(v) of Regulation S-K)
•Adjusted net income per share, diluted
•System wide same club sales EFT dollars
As further described above under “Executive Compensation – Compensation Discussion and Analysis,” our variable compensation includes annual incentives based, in part, on achievement of Adjusted EBITDA performance goals and performance share units are based on our adjusted net income per share, diluted. Stock options granted in prior years only have value if the price of our Class A common stock appreciates after grant.

Planet Fitness Proxy Statement 2026	53

EXECUTIVE COMPENSATION
Pay Ratio Disclosure Rule
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and SEC rules, we are providing the following information about the relationship of the median of the annual total compensation of our employees (other than our Chief Executive Officer) and the annual total compensation of our Chief Executive Officer. In determining the median employee, we prepared a list of all of our full-time, part-time and temporary employees as of December 31, 2025. To identify the “median employee” from our employee population, we calculated the amount of annual base compensation, including salary, hourly pay, over-time and holiday pay, for all of our employees, including all club support center employees and in-club employees, other than our Chief Executive Officer. We annualized the compensation of those full-time and part-time employees that were not employed for the full year of 2025. We did not use any permitted exclusions or adjustments under the rules. As of December 31, 2025, we had a total of 4,392 employees, excluding our Chief Executive Officer, all of whom were included for purposes of identifying the median employee.
Once we identified the median employee, we calculated that employee’s annual total compensation in the same manner as we calculate “Total Compensation” for purposes of the Summary Compensation Table. Determined in this manner, the median employee’s annual total compensation was $19,510.
For 2025, the total compensation for our Chief Executive Officer was $8,237,348, as identified in the Summary Compensation Table above.
The resulting ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all employees (other than the Chief Executive Officer) is estimated to be approximately 422:1.
In accordance with SEC rules, we have used estimates and assumptions, as described above, in calculating the pay ratio reported above. The estimates and assumptions that we use may differ from estimates and assumptions used by other companies, including companies in our compensation peer group described above.

54	Planet Fitness Proxy Statement 2026

PROPOSAL 3: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
The Compensation Discussion and Analysis beginning on page 28 of this Proxy Statement describes our executive compensation program and the compensation of our named executive officers for the fiscal year ended December 31, 2025. In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, the Board is asking stockholders to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers by voting “FOR” the following resolution:
“RESOLVED, that the stockholders of Planet Fitness, Inc. APPROVE, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”
As described in detail in the section titled “Compensation Discussion and Analysis,” we maintain an executive compensation program that ties pay to performance and seeks to:
•Link a significant portion of executive compensation, both short and long-term, to the achievement of company strategic goals and performance metrics that contribute to the Company’s growth and success;
•Base executive compensation on external market data and several internal factors such as experience, individual performance, importance of the applicable role to the organization and internal equity;
•Provide a substantial portion of executive compensation in the form of long-term incentives subject to performance objectives and vesting periods to hold our executive team accountable to the Company’s long-term objectives and health of the organization, including our franchisees;
•Provide a substantial portion of executive compensation in equity-based incentives that align with the interests of our stockholders and maintain stock ownership guidelines to ensure our executives operate with a stockholder mindset;
•Carefully assess our compensation structure to strike a balance between incentivizing our executives and responsible risk management; and
•Provide transparent communication and disclosure of our executive compensation practices to our stockholders and provide programs with clear performance measures and line of sight to our team.
The Board is asking stockholders to support this proposal. This proposal will be approved if a majority of the votes cast affirmatively or negatively on the matter is cast “for” the proposal. Although the vote we are asking you to cast is advisory and non-binding, the compensation committee and the Board value the views of our stockholders as expressed in their votes. The Board and compensation committee will consider the outcome of the vote when determining future compensation arrangements for our named executive officers. Consistent with the non-binding advisory vote of stockholders at our 2024 annual meeting of stockholders on the frequency of advisory votes on executive compensation, the Board has determined to hold annual advisory votes on the compensation of our named executive officers. We expect the next advisory vote on executive compensation to occur at our 2027 annual meeting of stockholders.

The Board recommends a vote FOR Proposal 3, Advisory Vote on Named Executive Officer Compensation.

Planet Fitness Proxy Statement 2026	55

DIRECTOR COMPENSATION
The following table sets forth information concerning the compensation of our non-employee directors for their service during 2025.

Name	Fees Earned or paid in cash ($)(1)	Stock Awards ($)(2)	Total ($)

Stephen Spinelli, Jr.	212,500	144,911	357,411
Frances Rathke	100,000	144,911	244,911
Cammie Dunaway	100,000	144,911	244,911
Enshalla Anderson	95,000	144,911	239,911
Christopher Tanco	92,500	144,911	237,411
Bernard Acoca	90,000	144,911	234,911
Craig Benson	70,000	144,911	214,911
(1)Each director, except Gov. Benson, Ms. Dunaway and Mr. Acoca, elected to receive shares of Class A common stock in lieu of her or his respective annual cash retainer in 2025.
(2)Represents the grant date fair value of restricted stock units with respect to shares of our Class A common stock, which were granted for service as a director in 2025, determined in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures, based on the fair market value of a share of Class A common stock on the date of grant. The underlying valuation assumptions are discussed in Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025. As of December 31, 2025, each of Dr. Spinelli, Gov. Benson, Ms. Rathke, Ms. Dunaway, Ms. Anderson, Mr. Tanco, and Mr. Acoca held 1,451 unvested restricted stock units.
Non-Employee Director Compensation Program
Pursuant to our non-employee director compensation program, each non-employee member of our Board was eligible to receive an annual cash retainer payment of $70,000 and an annual grant of restricted stock units with a targeted grant date fair market value of $145,000 in 2025. The annual grant of restricted stock units vests in full on the earlier of the first anniversary of the grant date or the next annual meeting of stockholders, subject to the director’s continued service as a member of our Board through the applicable vesting date. The annual grant of restricted stock units is prorated for directors whose appointment or election is effective at a time other than the Company’s annual meeting of stockholders. Under this program, eligible directors received the following additional cash retainers on an annual basis for service as the Board chair—$125,000 (in the form of 50% cash and 50% restricted stock units); audit committee chair—$30,000; compensation committee chair—$25,000; and nominating and corporate governance committee chair—$20,000. Eligible directors also received annual cash retainers for service as members of the audit committee—$12,500; members of the compensation committee—$10,000; and members of the nominating and corporate governance committee—$7,500. Pursuant to our non-employee director compensation program, eligible directors may elect to receive fully vested shares of Class A common stock in lieu of their annual cash retainer payments. In 2025, each then current director, other than Gov. Benson, Ms. Dunaway and Mr. Acoca, made such an election.
The Board has adopted stock ownership guidelines applicable to our non-employee directors and senior executive officers, described above, under which our non-employee directors are required to acquire and own stock or stock equivalents in an amount equal to five times the annual cash retainer for our non-employee directors. Until the required ownership level is reached, directors are required to retain 100% of any shares, net of applicable taxes and the payment of any exercise or purchase price (if applicable), received upon the vesting or settlement of equity awards or the exercise of stock options. As of December 31, 2025, each of our then current non-employee directors had achieved their minimum holding requirements.

56	Planet Fitness Proxy Statement 2026

EXECUTIVE OFFICERS
Below is a list of the names, ages, positions and a brief account of the business experience of the individuals who serve as our executive officers as of March 9, 2026.

Name	Age	Position

Colleen Keating	57	Chief Executive Officer and Director
Thomas Fitzgerald	65	Interim Chief Financial Officer
Bill Bode	65	Chief Operating Officer
Brian Povinelli	56	Chief Marketing Officer

COLLEEN KEATING
Chief Executive Officer
Colleen Keating has served as the Company’s Chief Executive Officer since June 2024. Ms. Keating previously served as CEO of FirstKey from February 2020 until May 2024, the fourth largest single-family rental home property management company in the United States, where she led the strategic direction of the business, implemented significant brand-aligned digital strategies, helped drive platform cost reduction and improved the overall resident experience. Prior to joining FirstKey, Ms. Keating served as the Chief Operating Officer, Americas of IHG from March 2018 until February 2020, where she oversaw the operations of more than 4,000 IHG hotels across the Americas region, overseeing franchisee performance support and company-managed hotel operations. Ms. Keating also previously served as Executive Vice President of Operations at Davidson Hotels & Resorts from January 2017 until March 2018. Earlier in her career, Ms. Keating spent 16 years with Starwood Hotels & Resorts Worldwide, Inc., serving in a variety of leadership positions of increasing responsibility, most recently as Senior Vice President of Franchise Operations and Compliance, North America and previously as Senior Vice President of Operations, North Region. Ms. Keating currently serves on the board of directors and the compensation committee of Bloomin’ Brands, Inc. Ms. Keating studied business at Western New England University.

Age: 57 Executive Officer Since: 2024

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EXECUTIVE OFFICERS

THOMAS FITZGERALD
Interim Chief Financial Officer
Thomas Fitzgerald has served as the Company's Interim Chief Financial Officer since March 2026. Mr. Fitzgerald has over 30 years of leadership experience in financial management in the retail and consumer products industries, most recently serving as the Chief Financial Officer of the Company from January 2020 through December 2024, and serving in a consulting role at the Company from January 2025 through March 2025. Prior to Planet Fitness, Mr. Fitzgerald served as Chief Financial Officer and Senior Vice President at Potbelly Sandwich Works from December 2018 until December 2019. Prior to Potbelly, he served in varying executive roles at Charming Charlie Inc. including President and Chief Financial Officer from 2015 through 2017, and Chief Administrative Officer and Chief Financial Officer from 2013 through 2015. Previously, Mr. Fitzgerald served as Chief Administrative Officer of Sears Canada. Additionally, he held several leadership positions at Liz Claiborne, was Chief Financial Officer at Burlington Coat Factory, and served as Chief Operating Officer of Bath & Body Works. Mr. Fitzgerald began his career at PepsiCo, where he held various leadership roles in finance and planning. He has served as a member of the Board of Directors for Premier Franchise Management, a privately held franchisor of pool installation and services, since June 2022. Mr. Fitzgerald holds an MBA in Finance from Indiana University Kelley School of Business and received his Bachelor’s degree in Finance from the University of Florida.

Age: 65 Executive Officer Since: 2026

BILL BODE
Chief Operating Officer
Bill Bode has served as Chief Operating Officer since March 2025. In this role, he has operational oversight of the Company’s franchise, corporate club and equipment segments. He previously served as the Company’s Division President, U.S. Franchise from September 2022 until March 2025 and as Chief Operations Officer from December 2020 until September 2022. Mr. Bode joined Planet Fitness in 2016 as the Senior Vice President of Franchise Operations. Prior to joining Planet Fitness, Mr. Bode held several senior leadership positions at Dunkin’ Brands, including serving as Regional Vice President of Dunkin’ Donuts Northeast where he was responsible for overseeing the operations of more than 2,600 restaurants. Throughout his tenure at Dunkin’ Brands, Mr. Bode was also responsible for U.S. brand compliance and business development along with leadership positions overseeing training, club development, marketing, and franchising. Prior to joining Dunkin’ Brands, he was a Dunkin’ Donuts franchisee in Richmond, VA.

Age: 65 Executive Officer Since: 2022

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EXECUTIVE OFFICERS

BRIAN POVINELLI
Chief Marketing Officer
Brian Povinelli has served as the Company’s Chief Marketing Officer since February 2025. Mr. Povinelli most recently served as Global Head of Marketing & Brand of Marriott International (“Marriott”) from April 2023 until January 2025 where he was responsible for many of the company's marketing functions, including marketing partnerships, demand generation in the U.S. and Canada markets, loyalty marketing, portfolio marketing/strategy, and brand marketing for over 25 brands. At Marriott, he frequently interacted with Marriott's franchisees and managed a marketing budget of over $1 billion. Prior to this position, Mr. Povinelli served as Marriott's SVP, Global Brand, Loyalty and Portfolio Marketing from 2020 to 2023 and as SVP, Global Brand Leader for Westin, Le Meridien, Renaissance, Autograph Collection, Tribute Portfolio & Design Hotels from 2016 to 2020. Prior to its acquisition by Marriott, Mr. Povinelli held roles of increasing responsibility at Starwood Hotels, where he helped grow the Westin, Sheraton and Le Meridien brands. Mr. Povinelli served in advertising and marketing roles at Reebok International from 1999 to 2006. He began his career at Doner Advertising. He holds a Bachelor's Degree in Marketing from James Madison University.

Age: 56 Executive Officer Since: 2025

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
Beneficial Ownership
The following tables set forth information with respect to the beneficial ownership of our Class A common stock or Class B common stock for (a) each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of Class A common stock and Class B common stock, as applicable, (b) each member of our Board, (c) each of our named executive officers, and (d) all of our directors and executive officers as a group. For our directors and officers, the information is as of March 9, 2026. For other stockholders who beneficially own more than 5% of our outstanding shares of Class A common stock or Class B common stock, the shares owned are as of the dates provided in the most recent filings made by such stockholder with the SEC.
Beneficial ownership is determined in accordance with SEC rules. The information is not necessarily indicative of beneficial ownership for any other purpose. In general, under these rules a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power or investment power with respect to such security. A person is also deemed to be a beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days. To our knowledge, except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Class A common stock and Class B common stock beneficially owned by that person.
In connection with the recapitalization transactions as part of our IPO, we issued to the owners of Holdings Units other than Planet Fitness, Inc. (the “Continuing LLC Owners”) one share of our Class B common stock for each Holdings Unit that they held. In connection with our acquisition of Sunshine Growth Holdings, LLC on February 10, 2022, we issued to the sellers (the "Sunshine Sellers") Holdings Units and a corresponding share of our Class B common stock for each Holdings Unit as part of the Equity Consideration for the transaction. Each Continuing LLC Owner and Sunshine Seller has the right to exchange their Holdings Units, along with a corresponding number of shares of our Class B common stock, for shares of our Class A common stock on a one-for-one basis. See “Certain Relationships and Related Party Transactions.”
The percentage of shares beneficially owned is computed on the basis of 79,084,164 shares of our Class A common stock outstanding, and 316,128 shares of our Class B common stock outstanding as of March 9, 2026. Unless otherwise indicated below, the address for each beneficial owner listed is c/o Planet Fitness, Inc., 4 Liberty Lane West, Hampton, New Hampshire 03842.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

	Class A common stock beneficially owned(1)		Class B common stock beneficially owned

Name of beneficial owner	Number	Percentage	Number	Percentage

5% Stockholders
T. Rowe Price Investment Management, Inc.(2)	9,236,173	11.7%	—	—
The Vanguard Group(3)	8,076,794	10.2%	—	—
BlackRock, Inc.(4)	7,653,346	9.7%	—	—
Steadfast Capital Management LP(5)	5,288,992	6.7%	—	—
T. Rowe Price Associates, Inc.(6)	5,133,976	6.5%	—	—
SRS Investment Management, LLC(7)	4,702,165	5.9%	—	—
Amundi Asset Management(8)	4,073,560	5.2%	—	—
Marc Grondahl(9)	50,000	*	50,000	15.8%
Richard Moore(10)	17,142	*	17,142	5.4%
Directors and Named Executive Officers
Stephen Spinelli, Jr.(11)	154,895	*	124,052	39.2%
Craig Benson(12)	137,561	*	103,252	32.7%
Frances Rathke(13)	26,146	*	—	—
Cammie Dunaway(14)	21,603	*	—	—
Enshalla Anderson(15)	13,496	*	—	—
Christopher Tanco(16)	12,359	*	—	—
Bernard Acoca(17)	7,131	*	—	—
Steve Beard(18)	368	*	—	—
Harmit Singh	—	*	—	—
Colleen Keating(19)	31,575	*	—	—
Jay Stasz(20)	2,518	*	—	—
Bill Bode(21)	66,396	*	—	—
Brian Povinelli(22)	1,288	*	—	—
Jennifer Simmons(23)	6,711	*	—	—
All executive officers and directors as a group (14 persons)(24)	485,528	*	227,304	71.9%
*Less than one percent
(1)Subject to the terms of the exchange agreement, the Holdings Units held by Continuing LLC Owners are exchangeable for shares of our Class A common stock on a one-for-one basis. See “Certain Relationships and Related Party Transactions—Recapitalization transactions in connection with our IPO—Exchange agreement.” In these tables, beneficial ownership of Holdings Units has been reflected as beneficial ownership of shares of our Class A common stock for which such Holdings Units may be exchanged. When a Holdings Unit is exchanged by a Continuing LLC Owner who holds shares of Class B common stock, a corresponding share of Class B common stock will be canceled. Accordingly, in the first table above, the percentages of Class A common stock provided also reflect combined voting power for each respective beneficial owner.
(2)Based on a Schedule 13G/A filed by T. Rowe Price Investment Management, Inc. with the SEC on February 17, 2026. The address of T. Rowe Price Investment Management, Inc. is 101 E. Pratt Street, Baltimore, MD 21201.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
(3)Based on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 13, 2024. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(4)Based on a Schedule 13G/A filed by Black Rock, Inc. with the SEC on April 24, 2025. The address of BlackRock, Inc. is 55 East 52nd Street New York, NY 10055.
(5)Based on a Schedule 13G filed by Steadfast Capital Management LP with the SEC on January 15, 2026. The address of Steadfast Capital Management LP is 450 Park Avenue, 20th Floor, New York, New York 10022.
(6)Based on a Schedule 13G filed by T. Rowe Price Associates, Inc. with the SEC on November 14, 2025. The address of T. Rowe Price Associates, Inc. is 1307 Point Street, Baltimore, MD 21201.
(7)Based on a Schedule 13G/A filed by SRS Investment Management, LLC with the SEC on November 12, 2024. The address of SRS Investment Management, LLC is 1 Bryant Park, 39th Floor, New York, NY 10036.
(8)Based on a Schedule 13G filed by Amundi Asset Management with the SEC on February 14, 2024. The address of Amundi Asset Management is 90 Boulevard Pasteur, Paris, France 75015.
(9)Reflects 50,000 shares of Class A common stock underlying an identical number of Holdings Units and shares of Class B common stock held by Mr. Grondahl.
(10)Reflects 17,142 shares of Class A common stock underlying an identical number of Holdings Units and shares of Class B common stock held by Mr. Moore.
(11)Reflects 30,843 shares of Class A common stock that have vested or will vest within 60 days, and 124,052 shares of Class A common stock underlying an identical number of Holdings Units and shares of Class B common stock held by Dr. Spinelli, all of which have vested.
(12)Reflects 34,309 shares of Class A common stock that have vested or will vest within 60 days, and 103,252 shares of Class A common stock underlying an identical number of Holdings Units and shares of Class B common stock held by Gov. Benson, all of which have vested.
(13)Reflects 26,146 shares of Class A common stock that have vested or will vest within 60 days held by Ms. Rathke.
(14)Reflects 21,603 shares of Class A common stock that have vested or will vest within 60 days held by Ms. Dunaway.
(15)Reflects 13,496 shares of Class A common stock that have vested or will vest within 60 days held by Ms. Anderson.
(16)Reflects 12,539 shares of Class A common stock that have vested or will vest within 60 days held by Mr. Tanco.
(17)Reflects 7,131 shares of Class A common stock that have vested or will vest within 60 days held by Mr. Acoca.
(18)Reflects 368 shares of Class A common stock that have vested or will vest within 60 days held by Mr. Beard.
(19)Reflects 31,575 shares of Class A common stock that have vested or will vest within 60 days held by Ms. Keating.
(20)Reflects 2,518 shares of Class A common stock that have vested or will vest within 60 days held by Mr. Stasz.
(21)Reflects 20,812 shares of Class A common stock and 45,584 Class A common stock options that have vested or will vest within 60 days held by Mr. Bode.
(22)Reflects 1,288 shares of Class A common stock that have vested or will vest within 60 days held by Mr. Povinelli.
(23)Reflects 6,238 shares of Class A common stock and 473 Class A common stock options that have vested or will vest within 60 days held by Ms. Simmons.
(24)Reflects 227,304 shares of Class A common stock underlying an identical number of Holdings Units and shares of Class B common stock held by our current directors and executive officers as a group, all of which have vested, 212,167 shares of Class A common stock, and 46,057 Class A common stock options that have vested or will vest within 60 days.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Franchisee relationships
Through his ownership interest in BL Technologies Investments, LLC, Gov. Craig Benson entered into an area development agreement (“ADA”) with us dated October 23, 2012, under which the developer is obligated to open 35 Planet Fitness clubs and for which ADA fees were paid to us totaling $350,000. Twenty-six clubs have been opened pursuant to this ADA as of December 31, 2025. In 2025, the Company received royalty revenue, national advertising fund revenue, and other franchise-related fees under Gov. Benson’s franchise agreements (“FA”), which totaled approximately $5.0 million. The Company also received fees for equipment purchases for the clubs under Gov. Benson’s FAs, as required by the terms of his FAs. The equipment purchases for the clubs under Gov. Benson’s FAs totaled approximately $3.0 million in 2025.
As part of the Company’s growth model offered to all franchisees which became effective January 1, 2024, FAs and ADAs, including Gov. Benson’s, have terms favorable to franchisees and developers, including extending the duration of FAs, the timing for completion of required remodels and replacement equipment purchases, and the cure period for missed development obligations. The terms of Gov. Benson’s FAs and ADA are commensurate with others executed under the same circumstances.
Other contractual relationships and transactions
Gov. Craig Benson is an approximately ten and one-half percent (10.5%) owner of Airpointe of New Hampshire, Inc. d/b/a Radianse Systems, which is an amenity tracking compliance software provider. We have engaged Radianse Systems to provide amenity tracking compliance software services to certain corporate-owned clubs and to make this service available to franchise locations. As of December 31, 2025, the Radianse software was being utilized at 280 corporate-owned clubs, approximately 912 franchisee-owned clubs and at the Company's corporate headquarters. In 2025, we paid an aggregate of approximately $0.5 million in fees to Radianse.
Recapitalization Transactions in Connection with our IPO
These summaries do not purport to be complete descriptions of all of the provisions of the documents relating to the recapitalization transactions, and they are qualified in their entirety by reference to the complete text of agreements which have been filed with the SEC. For information on how to obtain copies of these agreements or other exhibits, see the section entitled “Item 1, Business—Available information” in our 2025 Annual Report on Form 10-K.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Exchange agreement
In connection with our IPO, we and the Continuing LLC Owners entered into an exchange agreement under which they (or certain permitted transferees) have the right, from time to time and subject to the terms of the exchange agreement, to exchange their Holdings Units, together with a corresponding number of shares of Class B common stock, for shares of our Class A common stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends, reclassifications and other similar transactions. At our election, acting by a majority of the disinterested members of our Board pursuant to the exchange agreement, we may elect to redeem the Holdings Units for cash when tendered for exchange. The exchange agreement also provides that a Continuing LLC Owner will not have the right to exchange Holdings Units if we determine that such exchange would be prohibited by law or regulation or would violate other agreements with us to which the Continuing LLC Owner may be subject. As a Continuing LLC Owner exchanges Holdings Units for shares of Class A common stock, the number of Holdings Units held by Planet Fitness, Inc. is correspondingly increased as it acquires the exchanged Holdings Units, and a corresponding number of shares of Class B common stock are canceled. The parties to the Exchange Agreement amended the agreement on August 30, 2016, to, among other things, permit management Holdings Unit holders to exchange such Holdings Units at any time, from time to time, in accordance with applicable law, contractual obligations and Company policies.
Tax receivable agreements
Certain future and past exchanges of Holdings Units for shares of our Class A common stock (or cash) are expected to produce and have produced favorable tax attributes for us. We are a party to two tax receivable agreements, pursuant to which we are required to make payments to certain holders of equity interests or their successors-in-interest (the “TRA Holders”). Under the first of those agreements, we are generally required to pay to certain existing and previous equity owners, or their successors-in-interest, of Pla-Fit Holdings, LLC 85% of the applicable cash savings, if any, in U.S. federal and state income tax that we are deemed to realize as a result of certain tax attributes of their Holdings Units sold to us (or exchanged in a taxable sale) and that are created as a result of (i) the sales of their Holdings Units for shares of our Class A common stock and (ii) tax benefits attributable to payments made under the tax receivable agreement (including imputed interest). Under the second tax receivable agreement, we are generally required to pay 85% of the amount of cash savings, if any, that we are deemed to realize as a result of tax attributes of certain equity interests previously held by affiliates of TSG Consumer Partners (“TSG”) that resulted from TSG’s purchase of interests in our 2012 acquisition (the “2012 Acquisition”), and certain other tax benefits. Under both agreements, we generally retain the benefit of the remaining 15% of the applicable tax savings.
The payment obligations under the tax receivable agreements are obligations of Planet Fitness, Inc., and we expect that the payments we will be required to make under the tax receivable agreements will be substantial. In particular, assuming no further material changes in the relevant tax law and that we earn sufficient taxable income to realize all tax benefits that are subject to the tax receivable agreements, we expect that the reduction in tax payments for us associated with all past and future exchanges and sales of Holdings Units as described above would aggregate to approximately $488.5 million over the remaining term of the tax receivable agreements based on a price of $108.47 per share of our Class A common stock (the closing price per share of our Class A common stock on the NYSE on the last trading day for the fiscal year ending December 31, 2025) and assuming all future sales had occurred on such date. Under such scenario, we would be required to pay the other parties to the tax receivable agreements 85% of such amount, or $415.3 million, over the applicable period under the tax receivable agreements. The actual amounts may materially differ from these hypothetical amounts, as potential future reductions in tax payments for us, and tax receivable agreement payments by us, will be calculated using the market value of our Class A common stock at the time of the sale and the prevailing tax rates applicable to us over the life of the tax receivable agreements and will be dependent on us generating sufficient future taxable income to realize the benefit. Payments under the tax receivable agreements are not conditioned on the TRA Holders’ ownership of our shares.
The actual increase in tax basis, as well as the amount and timing of any payments under these agreements, will vary depending upon a number of factors, including the timing of sales by the TRA Holders, the price of our Class A common stock at the time of the sales, whether such sales are taxable, the amount and timing of the taxable income we generate in the future, the tax rate then applicable and the portion of our payments under the tax receivable agreements constituting imputed interest. Payments under the tax receivable agreements may give rise to certain additional tax benefits attributable to either further increases in

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
basis or in the form of deductions for imputed interest (generally calculated using one-year SOFR plus 71 basis points), depending on the tax receivable agreements and the circumstances. Any such benefits are covered by the tax receivable agreements and will increase the amounts due thereunder. The tax receivable agreements provide for interest, at a rate equal to one-year SOFR plus 71 basis points, accrued from the due date (without extensions) of the corresponding tax return to the date of payment specified by the tax receivable agreements. In addition, under certain circumstances where we are unable to make timely payments under the tax receivable agreements, the tax receivable agreements provide for interest to accrue on unpaid payments, at a rate equal to one-year SOFR plus 571 basis points.
Payments under the tax receivable agreements will be based on the tax reporting positions that we determine. Although we are not aware of any issue that would cause the IRS to challenge a tax basis increase or other tax attributes subject to the tax receivable agreements, we will not be reimbursed for any payments previously made under the tax receivable agreements if such basis increases or other benefits are subsequently disallowed. As a result, in certain circumstances, payments could be made under the tax receivable agreements in excess of the benefits that we are deemed to realize in respect of the attributes to which the tax receivable agreements relate.
The tax receivable agreements provide that (i) in the event that we materially breach such tax receivable agreements, (ii) if, at any time, we elect an early termination of the tax receivable agreements, or (iii) upon certain mergers, asset sales, other forms of business combinations or other changes of control, our (or our successor’s) obligations under the tax receivable agreements (with respect to all Holdings Units, whether or not they have been sold before or after such transaction) would accelerate and become payable in a lump sum amount equal to the present value of the anticipated future tax benefits calculated based on certain assumptions, including that we would have sufficient taxable income to fully utilize the deductions arising from the tax deductions, tax basis and other tax attributes subject to the tax receivable agreements.
As a result of the foregoing, (i) we could be required to make payments under the tax receivable agreements that are greater than or less than the specified percentage of the actual tax savings we realize in respect of the tax attributes subject to the agreements and (ii) we may be required to make an immediate lump sum payment equal to the present value of the anticipated tax savings, which payment may be made years in advance of the actual realization of such future benefits, if any such benefits are ever realized. In these situations, our obligations under the tax receivable agreements could have a substantial negative impact on our liquidity and could have the effect of delaying, deferring or preventing certain mergers, asset sales, other forms of business combinations or other changes of control. We may not be able to finance our obligations under the tax receivable agreements in a manner that does not adversely affect our working capital and growth requirements. For example, if we had elected to terminate the tax receivable agreements as of December 31, 2025, based on a share price of $108.47 per share of our Class A common stock (based on the closing price of our Class A common stock on the NYSE on the last trading day for the fiscal year ending December 31, 2025) and a discount rate equal to 5.4%, we estimate that we would have been required to pay $329.8 million in the aggregate under the tax receivable agreements.
Funds used by Pla-Fit Holdings to satisfy its tax distribution obligations will not be available for reinvestment in our business. Moreover, the tax distributions that Pla-Fit Holdings will be required to make may be substantial and will likely exceed (as a percentage of Pla-Fit Holdings’ net income) the overall effective tax rate applicable to a similarly situated corporate taxpayer, particularly as a result of the 2017 Tax Cuts and Jobs Act.
As a result of potential differences in the amount of net taxable income allocable to us and to the owners of Holdings Units other than Planet Fitness, Inc. (the “Continuing LLC Owners”), as well as the use of an assumed tax rate in calculating Pla-Fit Holdings’ distribution obligations, we may receive distributions significantly in excess of our tax liabilities and obligations to make payments under the tax receivable agreements. To the extent we do not distribute such cash balances as dividends on our Class A common stock and instead, for example, hold such cash balances or lend them to Pla-Fit Holdings, the Continuing LLC Owners would benefit from any value attributable to such accumulated cash balances as a result of their ownership of Class A common stock following an exchange of their Holdings Units.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
If the IRS or a state or local taxing authority challenges the tax basis adjustments and/or deductions that give rise to payments under the tax receivable agreements and the tax basis adjustments and/or deductions are subsequently disallowed, the recipients of payments under the agreements will not reimburse us for any payments we previously made to them. Any such disallowance would be taken into account in determining future payments under the tax receivable agreements and would, therefore, reduce the amount of any such future payments. Nevertheless, if the claimed tax benefits from the tax basis adjustments and/or deductions are disallowed, our payments under the tax receivable agreements could exceed our actual tax savings, and we may not be able to recoup payments under the tax receivable agreements that were calculated on the assumption that the disallowed tax savings were available.
Pla-Fit Holdings amended and restated limited liability company agreement
In connection with the recapitalization transactions related to our IPO, the limited liability company agreement of Pla-Fit Holdings was amended and restated August 5, 2015, which was subsequently amended July 1, 2017 (the “Pla-Fit Holdings LLC Agreement”). As a result of the recapitalization transactions and our IPO, we hold Holdings Units in Pla-Fit Holdings indirectly through wholly owned subsidiaries and are the sole managing member of Pla-Fit Holdings. Accordingly, we operate and control all of the business and affairs of Pla-Fit Holdings and, through Pla-Fit Holdings and its operating subsidiaries, conduct our business. Our principal asset is our ownership of Holdings Units in Pla-Fit Holdings. As such, we have no independent means of generating revenue. Pla-Fit Holdings is treated as a partnership for U.S. federal income tax purposes and, as such, is generally not subject to U.S. federal income tax. Instead, taxable income is allocated to holders of its Holdings Units, including us. Accordingly, we incur income taxes on our allocable share of any taxable income of Pla-Fit Holdings, and also incur expenses related to our operations.
Pursuant to the Pla-Fit Holdings LLC Agreement, as managing member, Planet Fitness, Inc. has the right to determine when distributions will be made by Pla-Fit Holdings to holders of Holdings Units and the amount of any such distributions. If a distribution is authorized, such distribution will be made to the holder of Holdings Units (including Planet Fitness, Inc. and its subsidiaries) pro rata in accordance with the percentages of their respective Holdings Units.
The holders of Holdings Units, including Planet Fitness, Inc. and its subsidiaries, will incur U.S. federal, state and local income taxes on their allocable share (determined under relevant tax rules) of any taxable income of Pla-Fit Holdings. Net profits and net losses of Pla-Fit Holdings will generally be allocated to holders of Holdings Units (including Planet Fitness, Inc.) pro rata in accordance with the percentages of their respective Holdings Units, except to the extent certain rules provide for disproportionate allocations or are otherwise required under applicable tax law.
The Pla-Fit Holdings LLC Agreement provides that Pla-Fit Holdings will make cash distributions, which we refer to as “tax distributions,” to the holders of Holdings Units. Generally, these tax distributions will be computed based on the net taxable income of Pla-Fit Holdings allocable to the holders of Holdings Units multiplied by an assumed, combined tax rate equal to the maximum rate applicable to an individual or corporate resident in Hampton, New Hampshire (taking into account, among other things, the deductibility of certain expenses and certain adjustments relating to the calculation of state taxes). For purposes of determining the taxable income of Pla-Fit Holdings, such determination will be made by generally disregarding any adjustment to the taxable income of any member of Pla-Fit Holdings that arises under the tax basis adjustment rules of the Code, and is attributable to the acquisition by such member of an interest in Pla-Fit Holdings in future exchange or sale transactions. We expect Pla-Fit Holdings may make tax distributions periodically to the extent permitted by our agreements governing our indebtedness and necessary to enable us to cover our operating expenses and other obligations, including our tax liability and obligations under the tax receivable agreements, as well as to make dividend payments, if any, to the holders of our Class A common stock.
The Pla-Fit Holdings LLC Agreement also provides that substantially all expenses incurred by or attributable to Planet Fitness, Inc. will be borne or reimbursed by Pla-Fit Holdings, but Pla-Fit Holdings will not bear the cost of our income tax expenses, obligations incurred by us under the tax receivable agreements or payments on indebtedness incurred by us other than to pay operating expenses that otherwise would be borne by Pla-Fit Holdings.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
We have caused Pla-Fit Holdings to make distributions in an amount sufficient to allow us to pay our taxes and operating expenses, including ordinary course payments due under the tax receivable agreements. However, its ability to make such distributions in the future will be subject to various limitations and restrictions, including contractual restrictions under documents relating to our indebtedness. If, as a consequence of these various limitations and restrictions, we do not have sufficient funds to pay tax or other liabilities or to fund our operations (including as a result of an acceleration of our obligations under the tax receivable agreements), we may have to borrow funds and thus our liquidity and financial condition could be materially and adversely affected. To the extent that we are unable to make payments under the tax receivable agreements for any reason, such payments will be deferred and will accrue interest at a rate equal to one-year SOFR plus 571 basis points until paid.
Registration rights agreement
In connection with the recapitalization transactions related to our IPO, we entered into a registration rights agreement with all of the Continuing LLC Owners and TSG, which include certain current and former employees and directors that hold Holdings Units. The registration rights agreement provides that, in the event that we register additional shares of Class A common stock for sale to the public, we will be required to give notice of such registration to certain current and former employees and directors party to the agreement of our intention to effect such a registration, and, subject to certain limitations, include shares of Class A common stock held by them in such registration. We will be required to bear the registration expenses, other than underwriting discounts and commissions and transfer taxes, associated with any registration of shares pursuant to the agreement. The agreement includes customary indemnification provisions in favor of the employees and directors party to the agreement, any person who is or might be deemed a control person (within the meaning of the Securities Act and the Exchange Act) and related parties against certain losses and liabilities (including reasonable costs of investigation and legal expenses) arising out of or based upon any filing or other disclosure made by us under the securities laws relating to any such registration. The parties to the Registration Rights Agreement amended the agreement on August 30, 2016 to, among other things, provide that we are not obligated to file a registration statement with respect to the exchange of Holdings Units and Class B common stock for Class A common stock.
Indemnification Agreements
Prior to the completion of our IPO, we entered into indemnification agreements with each of our then-serving directors. We have since entered into indemnification agreements with each new director who has joined our Board after completion of our IPO. We have also entered into indemnification agreements with our executive officers. These agreements require us to indemnify these individuals and, in certain cases, affiliates of such individuals, to the fullest extent permissible under Delaware law against liabilities that may arise by reason of their service to us or at our direction, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.
Related Person Transactions Policy
We have adopted a written policy with respect to the review, approval and ratification of transactions directly or indirectly involving the Company or any of its subsidiaries as a participant, and any related person, in which the aggregate amount involved exceeds $120,000. Under the policy, our audit committee is responsible for reviewing and approving related person transactions. In the course of its review and approval of related person transactions, our audit committee will consider the relevant facts and circumstances to decide whether to approve such transactions, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. Related person transactions must be approved or ratified by the audit committee based on full information about the proposed transaction and the related person’s interest.

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AUDIT COMMITTEE REPORT
The audit committee has reviewed and discussed our 2025 audited financial statements with management.
The audit committee has discussed with our independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and SEC.
The audit committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.
Based on these reviews and discussions, the audit committee recommended to the Board that our audited financial statements be included in our 2025 Annual Report on Form 10-K for filing with the SEC.
The audit committee has also appointed KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2026.
Respectfully submitted,
THE AUDIT COMMITTEE
Frances Rathke, Chair
Bernard Acoca
Christopher Tanco

68	Planet Fitness Proxy Statement 2026

ADDITIONAL INFORMATION
Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials
Pursuant to SEC Rule 14a-8, some stockholder proposals may be eligible for inclusion in the Company’s proxy statement for the 2027 annual meeting of stockholders. To be considered for inclusion in next year’s proxy statement, stockholder proposals must be received by our Corporate Secretary at our principal executive offices no later than the close of business on November 25, 2026.
Requirements for Stockholder Proposals to be Brought Before an Annual Meeting
Effective as of March 12, 2025, our Bylaws provide for a right of proxy access. The proxy access bylaw enables eligible stockholders, under specified conditions, to include their nominees for election as directors in our proxy statement. Under our Bylaws, a stockholder, or a group of up to 20 stockholders, who has continuously owned at least 3% of our outstanding common stock for at least three consecutive years, may nominate the greater of two or 20% of the number of directors in office as of the last day on which the notice of proxy access nomination may be delivered and have such nominee(s) included in our proxy statement, if the stockholder(s) and the nominee(s) satisfy the applicable eligibility, procedural, content and notice requirements set forth in our Bylaws. Stockholders seeking to have one or more nominees included in our 2027 proxy statement must deliver the notice of proxy access nomination required by our Bylaws to the attention of the Corporate Secretary no earlier than 120 days and no later than 90 days prior to the anniversary date of the prior year’s annual meeting (which would be no earlier than January 5, 2027 and no later than February 4, 2027), except that if the 2027 annual meeting is set for a date that is not within 30 days before or after such anniversary date, we must receive the notice not later than the close of business on the tenth day following the date on which the notice of the current year’s annual meeting is mailed or public disclosure of the meeting is made, whichever occurs first.
Our Bylaws otherwise provide that, for stockholder nominations to the Board or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Corporate Secretary at Planet Fitness, Inc., 4 Liberty Lane West, Hampton, New Hampshire 03842. To be timely, the stockholder’s notice must be delivered to or mailed and received by us not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the anniversary date of the prior year’s annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or after such anniversary date, we must receive the notice not earlier than the close of business on the 120th day prior to the anniversary date of the prior year’s annual meeting nor later than the close of business on the later of (a) the 90th day prior to the anniversary date of the prior year’s annual meeting and (b) the tenth day following the day on which we first disclose the date of the current year’s annual meeting in a public announcement. Assuming the date of our 2027 annual meeting is not so advanced or delayed, stockholders who wish to make a proposal at the 2027 annual meeting must notify us no earlier than January 5, 2027 and no later than the later of February 4, 2027 or the tenth day following the day on which we first disclose the date of the current year’s annual meeting in a public announcement. Such notice must provide the information required by our Bylaws with respect to each matter the stockholder proposes to bring before the 2027 annual meeting. Any stockholder that intends to solicit proxies in support of a director nominee other than our nominees also must comply with Rule 14a-19 under the Exchange Act. A complete list of the requirements for nominating a candidate for director may be found in our Bylaws. If you

Planet Fitness Proxy Statement 2026	69

ADDITIONAL INFORMATION
wish to obtain a free copy of our Bylaws, please contact Investor Relations at Planet Fitness, Inc., 4 Liberty Lane West, Hampton, New Hampshire, 03842, or by email at investor@planetfitness.com.
The chairperson of the meeting may disregard any business or nomination not properly brought before the meeting according to our Bylaws and other applicable requirements.
Incorporation by Reference
To the extent that this Proxy Statement is incorporated by reference into any other filing by the Company under the Securities Act or the Exchange Act, the sections of this Proxy Statement entitled “Compensation Committee Report” and “Audit Committee Report” will not be deemed incorporated, unless otherwise specifically provided in such filing.
A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC, may be obtained by stockholders without charge by written or oral request, or may be accessed on the Internet at www.sec.gov or www.planetfitness.com.
Householding
Only one copy of the Notice is being delivered to stockholders residing at the same address, unless such stockholders have notified the Company of their desire to receive multiple copies. The Company will promptly deliver, upon oral or written request, a separate copy of the Notice to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Investor Relations. Stockholders residing at the same address and currently receiving only one copy of the Notice may contact Investor Relations to request multiple copies of this Proxy Statement in the future. Stockholders residing at the same address and currently receiving multiple copies of the Notice may contact Investor Relations to request that only a single copy of the Notice be mailed in the future. Contact Investor Relations by telephone (603) 750-4674, by mail at Investor Relations, Planet Fitness, Inc., 4 Liberty Lane West, Hampton, New Hampshire 03842, or by email at investor@planetfitness.com.
Voting by Telephone or the Internet
Provision has been made for you to vote your shares of common stock by telephone or via the Internet. You may also vote your shares by mail. Please see the proxy card or voting instruction form accompanying this Proxy Statement for specific instructions on how to cast your vote by any of these methods.
Votes submitted by telephone or via the Internet must be received by 11:59 p.m. Eastern Time on May 4, 2026. Submitting your vote by telephone or via the Internet will not affect your right to vote during the meeting should you decide to attend the Annual Meeting.
The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. The Company has been advised that the Internet voting procedures that have been made available to you are consistent with the requirements of applicable law. Stockholders voting by telephone or via the Internet should understand that there may be costs associated, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.
Other Matters
The Board does not know of any other matters that are to be presented for action at the Annual Meeting. If any other matters properly come before the Annual Meeting or any adjournments or postponements thereof, the people named as proxies will have discretion to vote thereon.

70	Planet Fitness Proxy Statement 2026

GENERAL INFORMATION
Information About the Annual Meeting and Voting
We include this Q&A section to provide some background information and brief answers to several questions you might have about the Annual Meeting. We encourage you to read the enclosed Proxy Statement in its entirety.
Why are we providing these materials?
Our Board is providing these materials to you in connection with our Annual Meeting, which will take place on May 5, 2026, and will be held in a virtual format at www.virtualshareholdermeeting.com/PLNT2026 beginning at 1:00 p.m. Eastern Time. Stockholders are invited to participate in the Annual Meeting and are requested to vote on the proposals described herein. Please be sure to retain the control number listed on your voting instruction card in order to attend the Annual Meeting.
What information is contained in this Proxy Statement?
This Proxy Statement contains information relating to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and most highly paid officers, and other required information.
What shares can I vote?
You may vote all shares of common stock that you owned as of the close of business on the record date, March 9, 2026. You may cast one vote per share, including shares (i) held directly in your name as the stockholder of record and (ii) held for you as the beneficial owner through a stockbroker, bank, or other nominee. The proxy card will indicate the number of shares.
As of March 9, 2026, there were 79,084,164 shares of Class A common stock outstanding and 316,128 shares of Class B common stock outstanding, all of which are entitled to be voted at the Annual Meeting.
A list of stockholders will be available at our headquarters at 4 Liberty Lane West, Hampton, New Hampshire 03842 for a period of at least ten days prior to the Annual Meeting.
What proposals will be voted on at the Annual Meeting?
There are three proposals scheduled to be voted on at the Annual Meeting:

Proposal

1	Election of the four director nominees named in this Proxy Statement to serve until the 2029 annual meeting of stockholders;
2	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2026;
3	Approval, on an advisory basis, of the compensation of our named executive officers;
We will also consider other business that properly comes before the Annual Meeting.

Planet Fitness Proxy Statement 2026	71

GENERAL INFORMATION
How do I vote?
If you are a stockholder of record, you may vote your shares on the matters presented at the Annual Meeting in any of the following ways:
•During the meeting—you may attend the Annual Meeting virtually and cast your vote then. If you have already voted online, by telephone or by mail, your vote at the Annual Meeting will supersede your prior vote.
•By proxy—stockholders of record have a choice of voting by proxy:

over the Internet at www.proxyvote.com/PLNT	by using a toll-free telephone number noted on your proxy card	by executing and returning a proxy card and mailing it in the postage-paid envelope provided. Please allow sufficient time for delivery of your proxy card if you decide to vote by mail.

The Internet and telephone voting facilities for stockholders of record will close at 11:59 p.m., Eastern Time, on May 4, 2026.
If you properly cast your vote by either voting your proxy via Internet or telephone or by executing and returning the proxy card, and if your vote is not subsequently revoked by you, your vote will be voted in accordance with your instructions. If any other matter is presented, your proxy will vote in accordance with the proxy holders’ best judgment. At the time we mailed these proxy materials, we knew of no matters that needed to be acted on at the Annual Meeting other than those discussed in this Proxy Statement.
If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board. If you are a street name holder and wish to vote at the meeting, you must first obtain a proxy from your bank, broker or other holder of record authorizing you to vote.
A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares, and to confirm that your voting instructions have been properly recorded when voting over the Internet or by telephone. Please be aware that if you vote by telephone or Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.
What are the voting rights of stockholders?
Each share of our common stock is entitled to one vote. There is no cumulative voting.
What is the difference between being a stockholder of record and a beneficial owner?
Many of our stockholders hold their shares through stockbrokers, banks, or other nominees, rather than directly in their own names. As summarized below, there are some differences between being a stockholder of record and a beneficial owner.
Stockholder of record: If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are the stockholder of record, and these proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals named on the proxy card or to vote at the Annual Meeting.
Beneficial owner: If your shares are held in a stock brokerage account or by a bank or other nominee, you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or other nominee, who is considered to be the stockholder of record. As the beneficial owner, you have the right to tell your nominee how to vote, and you are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you obtain a legal proxy from your nominee authorizing you to do so. Your nominee has sent you instructions on how to direct the nominee’s vote. You may vote by following those instructions and the instructions on the Notice.

72	Planet Fitness Proxy Statement 2026

GENERAL INFORMATION
What is a proxy holder?
A proxy holder is another person whom you legally designate to vote the shares you own. We are designating Sarah Powell, our General Counsel and Corporate Secretary and Darrell Chichester, our VP, Sr. Associate General Counsel and Assistant Secretary, to hold and vote all properly-tendered proxies (except votes “withheld”). If you have indicated a vote, they will vote accordingly. If you have left a vote blank, they will vote as the Board recommends. While we do not expect any other business to come up for a vote, if it does, they will vote in their discretion. If a director nominee is unwilling or unable to serve, the proxy holders will vote in their discretion for an alternative nominee.
How does the Board recommend that I vote?
The Board recommends that you vote your shares:
•“ FOR ” the election of the four director nominees named in the Proxy Statement;
•“ FOR ” the ratification of the appointment of KPMG LLP;
•“ FOR ” the advisory approval of the compensation of our named executive officers;
May my broker vote for me?
If you hold your shares in street name and do not instruct your bank, broker or other holder of record on how to vote your shares, your broker may vote your shares on matters that are considered to be “routine” even if it does not receive instructions from you. Under the rules of the NYSE, Proposal 2 is considered a routine matter, and your broker may, without instructions from you, vote on Proposal 2 at the Annual Meeting, but not on any of the other proposals.
What are abstentions and broker non-votes?
An abstention represents the action by a stockholder to refrain from voting “for” or “against” a proposal. “Broker non-votes” represent votes that could have been cast on a particular matter by a broker, as a stockholder of record, but that were not cast because the broker (i) lacked discretionary voting authority on the matter and did not receive voting instructions from the beneficial owner of the shares or (ii) had discretionary voting authority but nevertheless refrained from voting on the matter.
Can I change my vote or revoke my proxy?
Yes, you may change your vote after you send in your proxy card or vote your shares via the Internet or by telephone by following these procedures:
•Entering a new vote online;
•Entering a new vote by telephone;
•Signing and returning a new proxy card bearing a later date, which will automatically revoke your earlier proxy instructions; or
•Attending the Annual Meeting and voting during the meeting.
What constitutes a quorum for the Annual Meeting?
The presence at the Annual Meeting, in person or by proxy, of the holders of common stock representing a majority of the combined voting power of the outstanding shares of Class A and Class B common stock on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, there were 79,084,164 shares of Class A common stock outstanding and 316,128 shares of Class B common stock outstanding, all of which are entitled to be voted at the Annual Meeting. Abstentions, withhold votes and “broker non-votes” (when a broker does not have authority to vote on the proposal in question) are all counted as present for the purpose of determining the presence of a quorum.
What vote is required to approve the election of directors (Proposal 1)?
Director nominees are elected by plurality vote. "Plurality" means that the director nominees receiving the largest number of votes cast "for" will be elected. Therefore, if you do not vote for a nominee, or you “withhold” authority to vote for a nominee, your vote will not count either “for” or “against” the nominee. Broker non-votes will have no effect on the outcome of Proposal 1.

Planet Fitness Proxy Statement 2026	73

GENERAL INFORMATION
What vote is required to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2026 (Proposal 2)?
Proposal 2 will be approved if a majority of the votes cast affirmatively or negatively on the matter is cast “for” the proposal. You may vote “for” or “against,” or abstain from voting on Proposal 2. Abstentions and broker non-votes will have no effect on the outcome of Proposal 2.
What vote is required for the advisory approval of the compensation of our named executive officers (Proposal 3)?
Proposal 3 will be approved if a majority of the votes cast affirmatively or negatively on the matter is cast “for” the proposal. You may vote “for” or “against,” or abstain from voting on Proposal 3. Because the proposal to approve the compensation paid to named executive officers for the fiscal year ended December 31, 2025 is advisory, it will not be binding on us or the Board. However, our compensation committee intends to take into account the outcome of the vote when considering future executive compensation arrangements. Abstentions and broker non-votes will have no effect on the outcome of Proposal 3.
What does it mean if I receive more than one Notice?
You may receive more than one Notice if, for example, you hold your shares in multiple brokerage accounts. You must vote based on the instructions in each Notice separately.
How are votes counted?
Broadridge Financial Solutions, Inc. has been appointed to be the inspector of elections and in this capacity will supervise the voting, decide the validity of proxies and certify the results. We will publish final vote counts within four business days after the Annual Meeting on a Current Report on Form 8-K.
Is my vote confidential?
Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, either within the Company or to third parties, except as necessary (i) to meet applicable legal requirements, (ii) to allow for tabulation and certification of the vote, and (iii) to facilitate successful proxy solicitation by the Board.
Who pays for costs relating to the proxy materials and Annual Meeting?
The costs of preparing, assembling and mailing this Proxy Statement, the Notice and the enclosed Annual Report and proxy card, along with the cost of posting the proxy materials on a website, are borne by us. In addition to the use of mail, our directors, officers and employees may solicit proxies personally and by telephone and other electronic means. They will receive no compensation for soliciting proxies beyond their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies. We may reimburse these persons for their expenses in doing so.
Who can attend the Annual Meeting?
Any Company stockholder as of the close of business on the record date may attend the meeting. Stockholders must present a valid control number in order to be admitted to the Annual Meeting. Even if you plan to attend the Annual Meeting, please vote your shares by submitting a proxy.
Who should I call if I have any questions?
If you have any questions about the Annual Meeting, voting or your ownership of our common stock, please call Investor Relations at (603) 750-4674 or send an email to investor@planetfitness.com.

74	Planet Fitness Proxy Statement 2026

APPENDIX A: GAAP TO NON-GAAP RECONCILIATIONS AND OTHER PERFORMANCE MEASURES
Adjusted EBITDA reconciliations
This Proxy Statement refers to Adjusted EBITDA as we use this measure to evaluate our operating performance and we believe this measure is useful to investors in evaluating our performance. Adjusted EBITDA is a supplemental measure of our performance that is neither required by, nor presented in accordance with GAAP. Adjusted EBITDA should not be considered as substitutes for GAAP metrics such as net income or any other performance measures derived in accordance with GAAP. Also, in the future we may incur expenses or charges such as those added back to calculate Adjusted EBITDA. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.
We define Adjusted EBITDA as net income before interest, taxes, depreciation and amortization, as adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing performance of the Company’s core operations. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of certain expenses and other items that we believe reduce the comparability of our underlying core business performance from period to period and is therefore useful to our investors. Our Board also uses Adjusted EBITDA as a key metric to assess the performance of management. Our CODM also uses Segment Adjusted EBITDA, which is Adjusted EBITDA specific to each of our three reportable segments, to assess the financial performance of and allocate resources to our segments in accordance with ASC 280, Segment Reporting.
A reconciliation of net income, the most directly comparable GAAP measure, to Adjusted EBITDA is set forth below. Reconciliations of net income to Adjusted EBITDA for the fiscal years ended December 31, 2023, 2022 and 2021 are included in our Annual Report on Form 10-K for the fiscal years ended December 31, 2023 and 2022, respectively.

Planet Fitness Proxy Statement 2026	A-1

APPENDIX A

	Years Ended December 31,

(in thousands)	2025	2024

Net income	$220,264	$174,243
Interest income	(22,999)	(23,115)
Interest expense	108,244	100,037
Provision for income taxes	85,874	68,443
Depreciation and amortization	155,785	160,346
EBITDA	547,168	479,954
Severance costs(1)	649	1,602
Executive transition costs(2)	3,239	4,200
Loss on adjustment of allowance for credit losses on held-to-maturity investment	5,590	1,146
Dividend income on held-to-maturity investment	(2,337)	(2,180)
Insurance recovery(3)	(1,636)	—
Lease closure expenses, net(4)	1,328	—
Tax benefit arrangement remeasurement(5)	2,431	1,300
Gain on sale of corporate-owned clubs(6)	(6,443)	—
Amortization of basis difference of equity-method investments(7)	960	949
Other(8)	695	739
Adjusted EBITDA	$551,644	$487,710
(1)Represents severance related expenses recorded in connection with a reduction in force.
(2)Represents certain expenses recorded in connection with the departure of the former Chief Executive Officer, including costs associated with the search for, and stock-based compensation associated with certain equity awards granted to, the Company’s Chief Executive Officer and retention payments for certain key employees through the Chief Executive Officer transition.
(3)Represents insurance recoveries, net of costs incurred.
(4)Represents lease termination costs, impairment charges, and loss on disposal of property and equipment from the closure of our Florida Corporate Support Center located in Orlando, Florida.
(5)Represents a loss related to the adjustment of our tax benefit arrangements primarily due to changes in our deferred state tax rate.
(6)Represents a gain on the sale of eight corporate-owned clubs to a franchisee.
(7)Represents the Company’s pro-rata portion of the basis difference related to intangible asset amortization expense in its equity method investees, which is included within losses from equity-method investments, net of tax on our consolidated statements of operations.
(8)Represents certain other gains and charges that we do not believe reflect our underlying business performance.
Adjusted net income reconciliations
Adjusted net income assumes all net income is attributable to Planet Fitness, Inc., which assumes the full exchange of all outstanding Holdings Units for shares of Class A common stock of Planet Fitness, Inc., adjusted for certain non-cash and other items that we do not believe directly reflect our core operations. Adjusted net income per share, diluted, is calculated by dividing Adjusted net income by the total weighted-average shares of Class A common stock outstanding assuming the full exchange of all outstanding Holdings Units and corresponding Class B common stock as of the beginning of each period presented. Adjusted net income and Adjusted net income per share, diluted, are supplemental measures of operating performance that do not represent and should not be considered alternatives to net income and net income per share, diluted, as determined by GAAP. We believe Adjusted net income and Adjusted net income per share, diluted, supplement GAAP measures and enable us to more effectively evaluate our performance period-over-period.

A-2	Planet Fitness Proxy Statement 2026

APPENDIX A
A reconciliation of Adjusted net income to net income, the most directly comparable GAAP measure, and the computation of Adjusted net income per share, diluted, are set forth below.

	Years Ended December 31,

(in thousands, except per share data)	2025	2024

Net income	$220,264	$174,243
Provision for income taxes	85,874	68,443
Severance costs(1)	649	1,602
Executive transition costs(2)	3,239	4,200
Loss on adjustment of allowance for credit losses on held-to-maturity investment	5,590	1,146
Dividend income on held-to-maturity investment	(2,337)	(2,180)
Insurance recovery(3)	(1,636)	—
Lease closure expenses, net(4)	1,328	—
Tax benefit arrangement remeasurement(5)	2,431	1,300
Gain on sale of corporate-owned clubs(6)	(6,443)	—
Amortization of basis difference of equity-method investments(7)	960	949
Other(8)	695	739
Loss on extinguishment of debt(9)	1,731	2,285
Purchase accounting amortization(10)	36,713	49,190
Adjusted income before income taxes	349,058	301,917
Adjusted income taxes(11)	90,755	78,163
Adjusted net income	$258,303	$223,754
Adjusted net income per share, diluted	$3.07	$2.59
Adjusted weighted-average shares outstanding, diluted(12)	84,052	86,537
(1)Represents severance related expenses recorded in connection with a reduction in force.
(2)Represents certain expenses recorded in connection with the departure of the former Chief Executive Officer, including costs associated with the search for, and stock-based compensation associated with certain equity awards granted to, the Company’s Chief Executive Officer and retention payments for certain key employees through the Chief Executive Officer transition.
(3)Represents insurance recoveries, net of costs incurred.
(4)Represents lease termination costs, impairment charges, and loss on disposal of property and equipment from the closure of our Florida Corporate Support Center located in Orlando, Florida.
(5)Represents a loss related to the adjustment of our tax benefit arrangements primarily due to changes in our deferred state tax rate.
(6)Represents a gain on the sale of eight corporate-owned clubs to a franchisee.
(7)Represents the Company’s pro-rata portion of the basis difference related to intangible asset amortization expense in its equity method investees, which is included within losses from equity-method investments, net of tax on our consolidated statements of operations.
(8)Represents certain other gains and charges that we do not believe reflect our underlying business performance.
(9)Represents a loss on extinguishment of debt as a result of the repayment of the 2022-1 Class A-2-I notes prior to the anticipated repayment date.
(10)Includes $10.6 million for the year ended December 31, 2024 of amortization for intangible assets recorded in connection with the 2012 Acquisition, other than favorable leases. During the fourth quarter of 2024, the intangible assets recorded in connection with the 2012 Acquisition became fully amortized. Also includes $36.7 million and $38.6 million for the years ended December 31, 2025 and 2024, respectively, of amortization for intangible assets created in connection with historical acquisitions of franchisee-owned clubs. The adjustment represents the amount of actual non-cash amortization expense recorded, in accordance with GAAP, in each period.

Planet Fitness Proxy Statement 2026	A-3

APPENDIX A
(11)Represents corporate income taxes at an assumed effective tax rate of 26.0% and 25.9% for the years ended December 31, 2025 and 2024, respectively, applied to adjusted income before income taxes.
(12)Assumes the full exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc.
Adjusted net income per share reconciliations
A reconciliation of net income per share, diluted, to Adjusted net income per share, diluted, is set forth below.

(in thousands, except per share amounts)	Net income	Weighted Average Shares	Net income per share, diluted

Year Ended December 31, 2025
Net income attributable to Planet Fitness, Inc.(1)	$219,104	83,726	$2.62
Net income attributable to non-controlling interests(2)	1,160	327
Net income	220,264
Adjustments to arrive at adjusted income before income taxes(3)	128,794
Adjusted income before income taxes	349,058
Adjusted income taxes(4)	90,755
Adjusted net income	$258,303	84,052	$3.07

Year Ended December 31, 2024
Net income attributable to Planet Fitness, Inc.(1)	$172,042	85,827	$2.00
Net income attributable to non-controlling interests(2)	2,201	709
Net income	174,243
Adjustments to arrive at adjusted income before income taxes(3)	127,674
Adjusted income before income taxes	301,917
Adjusted income taxes(4)	78,163
Adjusted net income	$223,754	86,537	$2.59
(1)Represents net income attributable to Planet Fitness, Inc. and the associated weighted average shares of Class A common stock outstanding.
(2)Represents net income attributable to non-controlling interests and the assumed exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc. as of the beginning of the period presented.
(3)Represents the total impact of all adjustments identified in the adjusted net income table above to arrive at adjusted income before income taxes.
(4)Represents corporate income taxes at an assumed effective tax rate of 26.0% and 25.9% for the years ended December 31, 2025 and 2024, respectively, applied to adjusted income before income taxes.
Same club sales
Same club sales refers to year-over-year sales comparisons for the same club sales base of both corporate-owned and franchisee-owned clubs, which is calculated for a given period by including only sales from clubs that had sales in the comparable months of both years. We define the same club sales base to include those clubs that have been open and for which monthly membership dues have been billed for longer than 12 months. We measure same club sales based solely upon monthly dues billed to members of our corporate-owned and franchisee-owned clubs. For additional information, please see our Annual Report on Form 10-K.

A-4	Planet Fitness Proxy Statement 2026

                    SCAN TO      ➢
VIEW MATERIALS & VOTE

PLANET FITNESS, INC. 4 LIBERTY LANE WEST HAMPTON, NH 03842
VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/PLNT2026 You may attend the Meeting via the internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1. Election of the four director nominees named in the proxy statement as set forth below:
Nominees
01) Stephen Spinelli, Jr. 02) Colleen Keating 03) Enshalla Anderson 04) Steve Beard

The Board of Directors recommends you vote FOR proposals 2 and 3.
						For	Against	Abstain
2. Ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2026.

3. Approval, on an advisory basis, of the compensation of the Company's named executive officers.

NOTE: This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The proxies may vote in their discretion as to such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.
____________________________________________________________________________________
PLANET FITNESS, INC.
Annual Meeting of Stockholders May 5, 2026 1:00 PM EDT
This proxy is solicited by the Board of Directors
The stockholder(s) hereby appoint(s) Sarah Powell and Darrell Chichester, or either of them, as proxies, each with the power to appoint her or his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of PLANET FITNESS, INC. that the stockholder(s) are entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 PM EDT, at www.virtualshareholdermeeting.com/PLNT2026, and any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The proxies may vote in their discretion as to other matters that may come before the meeting or any adjournments or postponements thereof.
Continued and to be signed on reverse side